                                                                    EXHIBIT 99.1


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.


                                    FORM 10-K

                      ANNUAL REPORT PURSUANT TO SECTION 13
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1998

                           FDIC Certificate No. 27139

                             HORRY COUNTY STATE BANK

                          A SOUTH CAROLINA CORPORATION

                  I.R.S. Employer Identification No. 57-0835531

                 5009 Broad Street, Loris, South Carolina 29569

                        Telephone Number: (843) 756-6333

           SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                        Title of each class of securities
                        ---------------------------------

              Common Stock                   ($5.00 par value)

                  Number of shares of Common Stock Outstanding
                                     478,150

Indicate by check mark whether the registration (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file reports), and (2) has been subject to such filings requirements for the past ninety days. YES (X) NO ( ).

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment of this Form 10-K. ( )

The aggregate market value of total voting stock held by non-affiliates of the registrant as of March 10, 1999 is $13,866,350. The aggregate market value is computed using a per share value of $29.00, which is the actual price paid to purchase shares in the most recent transaction of which management is aware.

DOCUMENTS INCORPORATED BY REFERENCE

         1. Annual Report to Shareholders for the year ended December 31, 1998 referenced in Part II and Part IV.

         2. Proxy Statement for the Annual Meeting of Shareholders to be held April 22, 1999 referenced in Part I and Part III.

PART I
ITEM 1 - Business

A.       GENERAL INFORMATION

Horry County State Bank (hereafter called the "Bank") was incorporated under the laws of the State of South Carolina as a state chartered bank on December 18, 1987. The Bank operates under the jurisdiction of the South Carolina State Board of Financial Institutions, and its deposits are insured by the Federal Deposit Insurance Corporation of which the Bank is a member. The Bank is not a member of the Federal Reserve System.

On January 4, 1988, the Bank began operations at 5009 Broad Street, Loris, South Carolina. As of that time, there were issued and outstanding 207,071 shares of common stock held of record by 1,005 shareholders. As of December 31, 1998, 478,150 shares were issued and outstanding and were held of record by approximately 1,664 shareholders.

The Bank opened a full-service branch at 1627-A, Conway, South Carolina in February, 1998. During 1998 the Bank also placed in operation drive-up automated teller machines (ATM's) at its offices at 5009 Broad Street, Loris, South Carolina, 3201 Hwy 701 N., Loris, South Carolina and 3189 Hwy 9, Little River, South Carolina as well as a walk-up ATM at the new Conway branch mentioned above.

The primary market area of the Bank is in an area including Horry and Marion Counties in South Carolina and Columbus County, North Carolina. (See also "Competition and Market Area" below).

B.       DESCRIPTION OF BUSINESS

The Bank's primary purpose is to serve local banking needs in its primary market area. The Bank is chiefly engaged in the business of attracting deposits from the general public and using these deposits together with other funds to make commercial, agricultural and consumer loans. The Bank's operating results depend to a substantial extent on the difference between interest and fees earned on loans and other investments and services, and the Bank's interest expense, consisting principally of interest paid on deposits and the Bank's borrowings. Unlike most industrial companies, virtually all of the assets and liabilities of financial institutions are monetary. As a result, interest rates have a great effect on the financial institution's performance. In recent years, the interest expense of most financial institutions has increased significantly due to substantial deregulation of interest rates and increased competition for deposits with other financial institutions. Moreover, financial institutions have been forced to compete for savings dollars with nontraditional financial intermediaries such as mutual funds. At the same time, interest income has fallen due to market factors and the policies of the

Federal Reserve Board. Lower interest rates on loans have intensified competition for loans and put pressure on profit margins. Bank management uses interest-sensitive adjustable rate loans to protect its profit margins in the event of rate changes. The Bank offers standard consumer loans in addition to certain other services such as safe deposit boxes and automated teller machines (ATM's). (See also "Banking Service" below).

There are no material concentrations of deposits to any single customer or group of customers. There are no significant loan concentrations to a customer, group of customers, industry or market segment.

COMPETITION AND MARKET AREA

The market area is one that is fairly diversified with employment ranging from the agricultural segment to heavy industry. Nonagricultural employers in the area are textiles, farm and commercial equipment, construction, wholesale and retail trade tourism-related businesses and local utility companies.

With the exception of certain governmental deposits, including state, county and municipal districts, there were no material concentrations of deposits from any single customers or group of customers. Governmental entities accounted for approximately 5.02% of the Bank's total deposits as of December 31, 1998. There are no material or seasonal factors that would have an adverse effect on the Bank. The Bank does not rely on foreign sources of funds or income nor does it solicit brokered deposits. Management has no reason to believe that the loss of any one depositor or a few of the larger depositors would have a materially adverse effect upon the Bank's operations or erode its deposit base.

Within its market area, Horry County State Bank competes for deposits and loans with several large regional commercial banks, other community banks, savings and loan associations and a credit union. There are forty-two (42) other financial institution offices located in the Bank's market area, including The National Bank of South Carolina, Branch Banking & Trust Co., Beach First National Bank, Wachovia Bank of South Carolina, First Palmetto Savings Bank, First Citizen's Bank, NationsBank, The Anchor Bank, Anderson Brothers Bank, Conway National Bank, Waccamaw Bank, Carolina First FSB and Carolina Bank. The thrift institutions in the Bank's trade area include Peoples Federal Savings & Loan Association, Cooperative Bank for Savings and Coastal Federal Savings Bank. The Carolina Trust Federal Credit Union also has a branch in Horry County.

Since state banking laws allows statewide branching and also Southeastern bank holding companies to acquire banking institutions in South Carolina, competition for banking customers is keen. These financial institutions in the Bank's market area offer a variety of services ranging from depository and automatic teller machine ("ATM") facilities to mortgage loan facilities and in general, full service banking. The larger banking competitors generally have larger capital bases, broader geographic markets and higher lending limits than Horry County State Bank and thus may make more effective use of media advertising, support services and electronic technology than can Horry County State Bank.

According to market share analysis provided by the Federal Deposit Insurance Corporation as of June 30, 1998, however, Horry County Bank has competed quite favorably when considering the competitive nature of its market. This report indicated that within the Loris, South Carolina market itself, the Bank had 30.42% deposits of financial institutions with offices in Loris. The Bank's percentage of market share in Horry County, South Carolina was 3.15% among financial institutions as of the same date.

On December 31, 1998 total deposits of Horry County State Bank were distributed as follows:

NON-INTERST BEARING DEMAND                              8.60%
INTEREST BEARING TRANSACTION ACCOUNT                   13.59%
SAVINGS                                                20.80%
TIME DEPOSITS                                          57.01%

BANKING SERVICES

The Bank conducts substantially the same business operations as a typical commercial bank. The major services provided by the Bank include checking, NOW accounts, savings and other time deposits of various types, and loans for business, agriculture, real estate, and consumer purposes. It also offers travelers checks, safe deposit boxes, Master Card and Visa accounts, ATM cards, Debit Cards, automated teller machines, and overdraft lines of credit. The Bank does not offer trust services.

The Bank makes seasonal agricultural loans to farmers in its primary marketing area. Although management does not believe this has an adverse effect on the Bank's operations, it does cause fluctuations in certain key ratios, particularly loan to deposit and liquidity ratios. Management sets the Bank's deposit rates to fund the seasonal loans and has established alternative sources of borrowing to provide liquidity.

The Bank expanded its ability to provide funds for residential mortgage loans at competitive long-term interest rates in 1998 by linking with Surety Mortgage Corporation, Columbia, South Carolina. This affiliation provides the Bank with an opportunity to be more aggressive in this aspect of lending without allocating its own resources and also while avoiding potential interest rate volatility risks.

MISCELLANEOUS

The Bank holds no patents or registered trademarks, licenses (other than those required by regulatory authorities), franchises or concessions.

The Bank has undertaken no material research activities relating to new services or improvement of existing services.

The number of persons employed by the Bank as of December 31, 1998, was fifty-one (51), including full and part-time employees.

ITEM 2 - PROPERTIES

The Bank's principal office is owned in fee simple and is located at 5009 Broad Street, Loris, South Carolina. The building houses all deposit and computer operations facilities of the Bank and the executive offices of the Bank, as well as a full service branch.

The branch location at 5264 Highway #9, Green Sea, South Carolina is owned in fee simple and was opened for business on March 2, 1995 in a temporary building. A permanent facility was completed and opened in February, 1998.

In January, 1997, the Bank purchased a commercial lot a former banking office at 4011 Meeting Street, Loris, South Carolina. The building was renovated to house a small branch facility as well as the Bank's central credit operations. This facility was opened for use in May, 1997.

The Bank purchased a lot and building at East 5th Street, Tabor City, North Carolina in July, 1997 in anticipation of filing an Application to Establish a Branch at this location after the interstate branching legislation (Reigle-Neal
Act) would allow such expansion effective June 1, 1997. At a late time in May, 1997, however, the North Carolina legislative rescinded its earlier position on interstate branching and extended its moratorium on such branching into North Carolina until June 1, 1999. The Bank still owns this property, however, and its plans for use or disposition thereof are contingent upon the actions, of the North Carolina legislation in 1999.

Having been thwarted by this legislative change, the Bank entered into an agreement to lease a lot bordering the South Carolina-North Carolina line. The lease included an initial five (5) - year term with four (4), five (5) year renewal options. The Bank received regulatory approval to establish a branch bank at this location and opened for business in a temporary facility on October 1, 1997. The bank plans to build a 3,300 square foot permanent facility on this site in the future, although these plans are contingent upon the North Carolina interstate branching statutes.

In January, 1998 the Bank purchased a 0.83 - acre lot on Broad Street in Loris for the location of a future central operations facility. Plans are being prepared for the renovation of the existing building on this property with construction expected to start during the second quarter of 1999.

In November, 1997, the Bank entered into an agreement to lease a lot and bank building at 1627-A Church Street, Conway, South Carolina. This agreement included an initial five (5) - year rental term with four (4), five (5) year renewal options, as well as an option for the Bank to purchase this property at any time during the first five (5) year lease term. The Bank received regulatory approval in December, 1997 to establish a branch at this location, and this office opened on February 17, 1998. Subsequently, on April 30, 1998, the Bank purchased this property.

ITEM 3 - LEGAL PROCEEDINGS

The Bank was not involved as a defendant in any litigation effort as of December 31, 1998, nor is management aware of any potential such litigation to be filed in1999.

ITEM 4 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Refer to Proxy Statement for the Annual Meeting of Shareholders to be held April, 22, 1999. Exhibit II, Pages 15-16.

PART II
ITEM 5 - MARKET FOR THE BANK'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS.

Refer to Exhibit I Annual Report to Shareholders for the Year Ended December 31, 1998, Page 5.

ITEM 6 - SELECTED FINANCIAL DATA

Refer to Exhibit I Annual Report to Shareholders for the Year Ended December 31, 1998, Page 4.

ITEM 7 - MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Refer to Exhibit I Annual Report to Shareholders for the Year Ended December 31, 1998, Pages 6-21

The Bank's Board of Directors voted unanimously on January 14, 1999 to recommend to the Bank's shareholders that they approve the formation of a holding company at the Annual Meeting of Shareholders on April 22, 1999. For additional information on this matter, refer to Proxy Statement for the Annual Meeting of Shareholders to be held April 22, 1999. Exhibit II, Pages 1-11.

ITEM 8 - FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Refer to Exhibit I Annual Report to Shareholders for the Year Ended December 31, 1998, Pages 22-40.

ITEM 9 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

PART III
ITEM 10 - DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         A.       DIRECTORS OF THE BANK

                  Refer to Proxy Statement of the Annual Meeting of Shareholders to be held April 22, 1999. Exhibit II, Page 3.

         B.       PRINCIPAL OFFICERS OF THE BANK

                  Set forth below are the names, ages and positions of the officers of the Bank. For the purposes of this report, the term "officer" means any officer (as defined in section 335.2(s) of the Federal Deposit Insurance Corporation's regulations) who participates in major policy making functions (other than in the capacity of a director).

         Name                      Age              Position With Bank

         James R. Clarkson          47              President and Chief
                                                    Executive Officer


         Principal business experience:

         President and CEO of Horry County State Bank since its origination in 1987. Formerly employed by Southern National Bank of S.C., Horry County National Bank and the National Bank of South Carolina.

         Name                      Age              Position With Bank

         Bernice S. Hammond        54               Vice President

         Principal business experience:

         Joined the Bank in April, 1994, after 24 years with First Citizens Bank. Serves as manager of the Bank's branch office at 5264 Hwy. 9, Green Sea, S.C.

         Name                      Age              Position With Bank

         Walter R. Williamson      52               Vice President

         Principal business experience:

         Joined the Bank in January, 1997 as a loan officer. Presently serves as manager of the Bank's branch office at 3101 Hwy. 701 N., Loris, S.C. Previous banking experience with United Carolina Bank (8 years) and Cape Fear Farm Credit Service (15 years).

         Name                      Age              Position With Bank

         Glenn R. Bullard          49               Vice President

         Principal business experience:

         Joined the Bank in January, 1997 as a loan officer. Presently serves as manager of the Bank's branch office at 3189 Hwy. 9, Little River, S.C. Has 13 years of prior banking experience with Wachovia Bank of S.C. and South Carolina National Bank.

         Name                      Age              Position With Bank

         James F. Lewis            53               Vice President

         Principal business experience:

         Joined the Bank in August, 1997, after 24 years experience with C&S National Bank, NationsBank, and Anchor Bank. Presently serves as manager of the Bank's branch office at 1627-A Church Street, Conway, S.C.

         All officers of the bank are elected for a one year term by the Board of Directors, effective the first board meeting following the Annual Shareholders meeting.

ITEM 11 - EXECUTIVE COMPENSATION

Refer to Proxy Statement for the Annual Meeting of Shareholders to be held April 22, 1999. Exhibit II, Page 13.

ITEM 12 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

Bank Directors and Principal Officers are subject to Section 16 of the Securities Exchange Act of 1934, thereby requiring each Director and Principal Officer to file applicable Beneficial Ownership Report forms F-7, F-8, and F-8A with the Federal Deposit Insurance Corporation. These reports regard acquisitions and dispositions of the Bank's common stock. All applicable reports have been filed with the Federal Deposit Insurance Corporation.

ITEM 13 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Refer to Proxy Statement for the Annual Meeting of Shareholders to be held April 22, 1999. Exhibit II, Page 13.

PART IV
ITEM 14 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

A.       CONTENTS:

         (1)      Financial Statements:

                  Balance Sheet - Incorporated by Reference in Annual Report to Shareholders as of December 31, 1998, Page 23.

                  Statement of Income - Incorporated by Reference in Annual Report to Shareholders as of December 31, 1998. Page 24.

                  Statement of Cash Flows - Incorporated by Reference in Annual Report to Shareholders as of December 31, 1998. Page 27.

                  Notes to Financial Statements - Incorporated by Reference in Annual Report to Shareholders as of December 31, 1998. Page 28-40.

                  Independent Auditor's Report - Incorporated by reference in Annual Report to Shareholders as of December 31, 1998. Page 22.

         (2) Additional financial statement schedules furnished pursuant to the requirements of Form 10-K:

                  I. U.S. Treasury Securities, Obligations of other U.S. Government Agencies and Corporations, Obligations of States and Political Subdivisions, and other Bonds, Notes and Debentures: Refer to Annual Report to Shareholders as of December 31, 1998. Note D, page 32.

                  II. Loans to Officers, Directors, Principal Security Holders, and any Associates of the Foregoing Persons; Refer to Annual Report of the Shareholders as of December 31, 1998. Note E, page 33.

                  III. Loans: Refer to Annual Report to Shareholders as of December 31, 1998. Note E, pages 33-34.

                  IV. Bank Premises and Equipment: Refer to Annual Report to Shareholders as of December 31, 1998. Note F, page 34.

Schedules not listed above are omitted because of the absence of conditions under which they are required or because the information required thereby is included in the financial statement or notes thereto.

B.       REPORTS ON FORM 8-K

         No reports of Form 8-K were filed during the last quarter of the year ended December 31, 1998.

C.       EXHIBITS

         (1) Articles of Incorporation and By Laws: No change from the 1992 Form F-2 Report

         (2)      Instruments defining the rights of Security Holders Including
                  Indentures: None

         (3)      Material Contracts: None

         (4)      Statement Re: Computation of Per Share Earnings: Not
                  Applicable

         (5)      Statement Re: Computation of Ratios: Not Applicable

         (6)      I   -  Annual Reports to Shareholders for December 31, 1998

                  II  -  Proxy Statement for the Annual Meeting of Shareholders
                         by held April 22, 1999

                  III -  Independent Auditor's Report

         (7)      Letter Re: Changes in Accounting Principals: Not Applicable

         (8)      Previously Unfiled Documents: None

         (9)      Subsidiaries of the Bank: The Bank has no subsidiaries

                                   HCSB (LOGO)


                             HORRY COUNTY STATE BANK



                              Loris, South Carolina













                                  Annual Report

                                      1998

                             HORRY COUNTY STATE BANK

                                    CONTENTS


                                                                    PAGE
                                                                    ----
Ten Year History                                                       2

Message to Shareholders                                                3

Selected Financial Data                                                4

Description of Bank's Business                                         5

Market for Common Stock and Dividends                                  5

Management's Discussion and Analysis of
  Financial Condition and Results of Operations                     6-21

Independent Accountants' Report                                       22

Balance Sheets                                                        23

Statements of Income                                                  24

Statements of Changes in Comprehensive Income                         25

Statements of Changes in Stockholders' Equity                         26

Statements of Cash Flows                                              27

Notes to Financial Statements                                      28-40

Directors and Officers of the Board                                   41

Officers and Employees                                             42-43

                                  HEADQUARTERS



          5009 Broad Street                         Mailing Address:
     Loris, South Carolina 29569                   Post Office Box 218
            (803) 756-6333                     Loris, South Carolina 29569



Horry County State Bank will furnish free of charge a copy of the annual report on Form 10K upon written request to James R. Clarkson, President and C.E.O., Horry County State Bank, Post Office Box 218, Loris, South Carolina 29569.

This Annual Report serves as the ANNUAL FINANCIAL DISCLOSURE STATEMENT furnished pursuant to Part 350 of the Federal Deposit Insurance Corporation Rules and Regulations. THIS STATEMENT HAS NOT BEEN REVIEWED OR CONFIRMED FOR ACCURACY OR RELEVANCE BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                             HORRY COUNTY STATE BANK

                                TEN YEAR HISTORY
                                  (OMIT 000'S)




        Year                Assets            Deposits            Loans (net)         Capital             Earnings
      -------            --------------     --------------      --------------      ------------        --------------
        1989             $    13,635        $    11,217         $     9,565         $     2,100         $       15

        1990                  17,996             15,389              11,155               2,224                125

        1991                  21,968             19,265              14,833               2,391                167

        1992                  24,725             21,884              17,483               2,617                227

        1993                  31,280             28,121              20,432               2,888                274

        1994                  38,009             34,109              22,158               3,644                345

        1995                  45,913             41,542              28,959               4,006                202

        1996                  49,405             42,851              35,556               5,495                556

        1997                  72,156             63,885              40,711               7,473                429

        1998                  83,586             69,970              55,061               8,024                511

                             MESSAGE TO SHAREHOLDERS

As we projected in our plans to expand Horry County State Bank's branch network, our newest offices at Tabor City, North Myrtle Beach, and Conway began to make significant contributions in 1998 which enabled us to show good growth last year.

Total assets grew by 15.8% to $83,586,000 at year-end 1998. Net Loans increased by 35.2% to $55,061,00 and Deposits were up by 9.5% to $69,970,000. The slight decrease in our time deposits was largely attributable to declining interest rates which resulted in some shifts by some depositors to more liquid deposit plans, such as money market savings accounts, where we experienced deposit increases.

Although we began 1998 slowly from an earnings standpoint in the aftermath of opening our Tabor City and North Myrtle Beach branches and while starting up our Conway office, our trend in profitability during the last six months and last quarter of 1998 improved to levels that we had experienced in prior years. Net Income for 1998 was $511,000, which represented a 19.1% improvement over 1997. In fact, each of these new offices was operating profitably during the final quarter of 1998.

In addition to the challenges of getting our newer branches growing and profitable in 1998, last year unexpectedly presented a significant challenge to our older Loris and Mt. Olive offices with the severe drought that crippled the yields on crops in these communities. When combined with the overall very weak price structure on agricultural commodities, last year was generally the worst year our farmers had experienced in many years. We continue to be fortunate to have a quality cast of farming customers, however, and thus we again had very good collection results from this sector of our loan portfolio.

Certainly the year 1999 presents new challenges and opportunities, many of which revolve around the upcoming move into the Year 2000. Surely you have read or heard some of the gloomy forecasts and the forewarnings of steps you should take in preparation for potential inconveniences that might occur on January 1, 2000, one of which includes the idea that everyone should withdraw a supply of their bank deposits in December 1999.

At Horry County State Bank, we have been working diligently to be ready for the new millennium well in advance. We installed upgrades to our various software programs last year and we have placed special emphasis on complying with the strict guidelines of the banking regulatory agencies in this regard, which includes a detailed testing of our software using a range of critical dates ranging from April 1999 through the Year 2001. In short, we have identified our potential problem areas well in advance and implemented strategies and procedures to avoid significant discrepancies in our daily operations, just as we do with our contingency plans for hurricanes or other natural disasters. We have no doubt that our depositors' money will be much safer in Horry County State Bank on January 1, 2000, than it would be if placed under their bed mattresses or in their cookie jars!

We look forward to the challenges of 1999 as they give us an opportunity to fine tune our technology and services for the future. With the trends in growth and profitability of our branches, we are confident 1999 will be a very good year for us.

As always, we genuinely appreciate your support of Horry County State Bank.

Most respectfully,



James R. Clarkson
President & CEO

                             HORRY COUNTY STATE BANK

                             SELECTED FINANCIAL DATA


The following table sets forth certain selected financial data concerning the Bank. The selected financial data has been derived from the financial statements which have been audited by Tourville, Simpson & Henderson, L.L.P. independent accountants. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations.


Year ended December 31,                        1998           1997            1996           1995           1994
                                             --------       --------       ---------      ---------       --------
(Dollars in thousands, except per share)

FINANCIAL CONDITION:
  Investment securities                      $ 19,640       $ 12,597       $   8,553      $  10,025       $  8,196
  Allowance for loan losses                       880            911             549            398            295
  Net loans                                    55,061         40,711          35,556         28,959         22,158
  Premises and equipment, net                   3,504          2,493           1,430          1,071          1,024
  Total assets                                 83,586         72,156          49,405         45,913         38,009
  Noninterest-bearing deposits                  6,358          4,814           3,297          2,417          2,419
  Interest-bearing deposits                    63,612         59,071          39,554         39,125         31,690
  Total deposits                               69,970         63,885          42,851         41,542         34,109
  Advance from the FHLB                         5,000            350             450              -              -
  Total liabilities                            75,562         64,683          43,910         41,907         34,365
  Total stockholders' equity                    8,024          7,473           5,495          4,006          3,644


RESULTS OF OPERATIONS:
  Interest income                            $  6,387       $  5,200       $   4,172      $   3,446       $  2,545
  Interest expense                              3,257          2,368           2,026          1,862          1,113
                                             --------       --------       ---------      ---------       --------
  Net interest income                           3,130          2,832           2,146          1,584          1,432
  Provision for loan losses                       100            480             222            197            122
                                             --------       --------       ---------      ---------       --------
  Net interest income after provision           3,030          2,352           1,924          1,387          1,310
  Other income                                    682            434             353            278            275
  Other expenses                                2,929          2,143           1,425          1,385          1,072
  Income tax expense                              272            214             296             78            168
                                             --------       --------       ---------      ---------       --------
  Income before accounting change                 511            429             556            202            345
  Cumulative effect of accounting change            -              -               -              -              5
                                             --------       --------       ---------      ---------       --------
  Net income                                 $    511       $    429       $     556      $     202       $    345
                                             ========       ========       =========      =========       ========


PER SHARE DATA (1):
  Average common shares outstanding           502,058        449,960         410,418        385,536        355,483
  Income before accounting change            $   1.02       $   0.95       $    1.35      $    0.52       $   0.97
  Accounting change                                 -              -               -              -              -
  Net income                                     1.02           0.95            1.35           0.52           0.97
  Period end book value                         15.98          14.88           12.68          10.41           9.47



(1) Adjusted for the effects of the 5% stock dividend declared in January 1999 and the 10% stock dividends declared in December 1996 and 1995.

                             HORRY COUNTY STATE BANK

                         DESCRIPTION OF BANK'S BUSINESS


Horry County State Bank (the Bank) is a state-chartered bank incorporated on December 18, 1987 and located at 5009 Broad Street, Loris, South Carolina. The Bank's primary market is Horry and Marion Counties in South Carolina and Columbus County in North Carolina. From its six office locations, the Bank offers a full range of deposit services which includes checking accounts, savings accounts, certificates of deposit, money market accounts, and IRA's.

The Bank is primarily engaged in the business of attracting deposits from the general public and using these deposits together with other funds to make commercial, consumer, and real estate loans. The Bank's operating results depend to a substantial extent on the difference between interest and fees earned on loans and investments and the Bank's interest expense, consisting principally of interest paid on deposits. Unlike most industrial companies, virtually all of the assets and liabilities of financial institutions are monetary. As a result, interest rates have a greater effect on the financial institution's performance. In addition to competing with other traditional financial institutions, the Bank also competes for savings dollars with non-traditional financial intermediaries such as mutual funds. This has resulted in a highly competitive market area which demands the type of personal service and attention granted by Horry County State Bank.

The operating results of the Bank are influenced by the volume of agricultural lending in the Bank's geographic marketplace. The Bank makes seasonal loans to farmers during the first quarter of the year to finance crop production expenses, and the loans are usually repaid during the third and fourth quarters. The seasonality of these loans significantly impacts the Bank's asset/liability management and liquidity.

In June of 1997, the State Board of Financial Institutions and the FDIC approved the Bank's applications to open three branches in North Myrtle Beach, Tabor City, and Loris. As a condition of approval, the Bank was required to obtain an additional $2,000,000 in capital. In response, the Bank issued 65,805 shares for $1,542,000, net of expenses, during 1997 and 42,027 shares for $967,000 during 1996. The Loris branch was opened for business on June 9, 1997, and the Tabor City and North Myrtle Beach branches were opened on October 5 and 6, 1997, respectively.

The Bank's application to open a branch in Conway, South Carolina was approved by the State Board of Financial Institutions and the FDIC in December of 1997. The branch opened for business on February 17, 1998.


                      MARKET FOR COMMON STOCK AND DIVIDENDS


Although the common stock of Horry County State Bank is traded from time to time on an individual basis, no established trading market has developed. Trading in the Bank's common stock has not been extensive since its January 4, 1988 issuance pursuant to the initial public stock offering. The common stock is not a NASDAQ quoted stock, nor is it quoted by the National Quotation Bureau, Inc. During 1997, the Bank sold 65,805 shares of common stock, pursuant to an Offering Circular, at a price of $24 per share. In the most recent trades of which management is aware through March 3, 1999, purchases have been made at a price of $29 per share.

As of March 3, 1999, there were 1,664 holders of record of the Bank's common stock, excluding individual participants in security position listings.

No cash dividends have ever been declared or paid by the Bank; however, the Board of Directors approved a 10% stock dividend for each of the five years ending December 31, 1996. The most recent stock dividend was a 5% stock dividend approved on January 14, 1999 to stockholders of record February 1, 1999. Management does not expect the Bank to pay cash dividends in the foreseeable future. South Carolina banking regulations restrict the amount of cash dividends that can be paid to stockholders. All of the Bank's cash dividends are subject to the prior approval of the South Carolina State Board of Financial Institutions.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


This discussion and analysis is intended to assist the reader in understanding the financial condition and results of operations of Horry County State Bank. This commentary should be read in conjunction with the financial statements, related notes, and other statistical information in this report.

RESULTS OF OPERATIONS

1998 COMPARED TO 1997

Net income for the year ended December 31, 1998 was $511,000 or $1.02 per share, compared to $429,000 or $.95 per share, for the year ended December 31, 1997. The decrease in the amount charged to the provision for loan losses was one of the primary reasons for the increase in net income. For the year ended December 31, 1998, the Bank charged $100,000 to the provision for loan losses as compared to $380,000 for the year ended December 31, 1997. An improvement in the overall asset quality of the loan portfolio contributed to the reduction in the provision for loan losses. An increase in net interest income was also a contributing factor to the increase in net income. Net interest income increased by $298,000, or 10.5% to $3,130,000 for the year ended December 31, 1998.
Average earning assets increased as a result of the growth from the new branches in 1998. The increases discussed above were partially offset by increases in noninterest expenses as a result of the additional branches opened in late 1997 and early 1998. Noninterest expense increased $786,000 or 36.7% to $2,929,000 for the year ended December 31, 1998 as compared to 1997.

1997 COMPARED TO 1996

For the year ended December 31, 1997, the Bank's net income was $429,000, or $0.95 per share, a decrease of $127,000 when compared to the $556,000 net income for 1996. Increases in all categories of noninterest expense were the main contributing factors for the reduction in earnings, due to the opening of three new branches in 1997 and a fourth in early 1998. Salaries and employee benefits for 1997 were $1,122,000, an increase of $405,000 over the amount reported in 1996. This increase was caused by employee additions for the new branches and annual pay increases. Other expenses were $727,000 and $471,000 during 1997 and 1996, respectively. Additionally, the provision for loan losses increased $258,000 to $480,000 in 1997 from $222,000 in 1996. The increase was primarily attributable to growth in the loan portfolio and a change in the loan risk-grading system which reflects a more conservative approach by management in establishing the allowance for loan losses. The negative effects of the increase in noninterest expense were partially offset by a $686,000 improvement in net interest income, due mainly to growth in the loan portfolio and improvements in the net yield on earning assets and the interest rate spread.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


DISTRIBUTION OF ASSETS, LIABILITIES, AND STOCKHOLDERS' EQUITY

The Bank has sought to maintain a conservative approach in determining the distribution of its assets and liabilities. The following table presents the percentage relationships of significant components of the Bank's average balance sheets for the last two fiscal years.

BALANCE SHEET CATEGORIES AS A PERCENT OF AVERAGE TOTAL ASSETS

                                                              1998           1997
                                                            -------        -------
ASSETS:
Interest earning assets:
  Federal funds sold                                          9.12%          8.20%
  Investment securities                                      17.61          14.14
  Loans                                                      64.03          69.84
                                                           -------        -------
        Total interest earning assets                        90.76          92.18

Cash and due from banks                                       1.83           2.87
Allowance for loan losses                                    (1.08)         (1.15)
Premises and equipment                                        5.59           3.18
Other assets                                                  2.90           2.92
                                                           -------        -------

        Total assets                                        100.00%        100.00%
                                                           =======        =======


LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest bearing liabilities:
  Interest bearing deposits                                  81.12%         80.89%
  Federal funds purchased                                       --           0.03
  Advances from the Federal Home Loan Bank                    1.46           0.65
                                                           -------        -------
        Total interest bearing liabilities                   82.58          81.57

Non-interest bearing deposits                                 7.26           6.80
Accrued interest and other liabilities                        0.51           0.94
                                                           -------        -------
        Total liabilities                                    90.35          89.31
                                                           -------        -------

Stockholders' equity                                          9.65          10.69
                                                           -------        -------

        Total liabilities and stockholders' equity          100.00%        100.00%
                                                           =======        =======

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


NET INTEREST INCOME

Earnings are dependent to a large degree on net interest income. It represents the difference between gross interest earned on earning assets, primarily loans and investment securities, and interest paid on deposits and borrowed funds. Net interest income is affected by the interest rates earned or paid and by volume changes in loans, investment securities, deposits, and borrowed funds. The interest rate spread and the net yield on earning assets are two significant elements in analyzing the Bank's net interest income. The interest rate spread is the difference between the yield on average earning assets and the rate on average interest bearing liabilities. The net yield on earning assets is computed by dividing net interest income by the average earning assets.

1998 COMPARED TO 1997

For the year ended December 31, 1998, net interest income increased $298,000, or 10.5%, over the 1997 amount of $2,832,000. The increase was attributable to the significant growth in assets that occurred during 1998. Average earning assets were $73,072,000 for 1998 compared to $54,822,000 for 1997, an increase of $18,250,000 or 33.29%. This growth in assets was funded mostly by the $17,979,000 increase in average interest-bearing liabilities. The interest rate spread was 3.84% in 1998 and 4.61% in 1997, while the net yield on earning assets was 4.28% and 5.17% for 1998 and 1997, respectively. The decline during 1998 in the interest rate spread and net yield on earning assets of 77 and 89 basis points, respectfully, was the result of not being able to invest the deposits that were generated during the first half of 1998 in a manner that produced a favorable mix of earnings assets. Consequently, interest rates paid for deposits were lowered for the remainder of the year. However, the average rates paid on certificates of deposit for 1998 increased to 5.64% compared to 5.59% for 1997. Also, the average volume of loans as a percentage of total interest earning assets declined during 1998 to 70.54% compared to 75.76% for 1997. Loans are the highest yielding component of earnings assets for the Bank.

1997 COMPARED TO 1996

Net interest income increased from $2,146,000 in 1996 to $2,832,000 in 1997, an increase of $686,000 or 32.0%. Gross interest income increased $1,028,000 due to the $8,778,000 growth in average earnings assets and a 43 basis point improvement in the yield on earning assets. The growth in assets was funded by the $7,902,000 increase in average interest-bearing deposits. Most of the deposit growth was from certificates of deposit which are typically the most expensive source of funds for a bank. The average rate paid on deposits was 4.87% in 1997 compared to 4.91% in 1996. The interest rate spread and net yield on earning assets were positively affected by both the decrease in the cost of funds and the increase in the yield on earning assets, particularly the 71 basis point increase in the yield on loans. The interest rate spread was 4.61% and 4.13% in 1997 and 1996, respectively. The net yield on earning assets during 1997 was 5.17% compared to 4.66% in 1996.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


The following table sets forth, for the periods indicated, the weighted average yields earned, the weighted average yields paid, the interest rate spread, and the net yield on earning assets. The table also indicates the average daily balance and the interest income or expense by specific categories.

                                                        1998                                    1997
                                        --------------------------------      ----------------------------------
(Dollars in thousands)                   AVERAGE                   YIELD      AVERAGE                      YIELD
                                         BALANCE      INTEREST     /RATE      BALANCE     INTEREST         /RATE
                                         -------------------------------      ----------------------------------
ASSETS:

Taxable securities                      $  12,754     $    824     6.46%        $    7,487    $     499    6.66%
Tax-exempt securities                       1,426           65     4.56                921           44    4.78
Federal funds sold                          7,345          401     5.46              4,879          272    5.57
Loans (1)                                  51,547        5,097     9.89             41,535        4,385   10.56
                                        ---------     --------                  ----------    ---------
    Total earning assets                   73,072        6,387     8.74             54,822        5,200    9.49
                                                      --------                                ---------

Cash and due from banks                     1,474                                    1,707
Allowance for loan losses                    (872)                                    (682)
Premises and equipment                      4,497                                    1,890
Other assets                                2,337                                    1,734
                                        ---------                               ----------

    Total assets                        $  80,508                               $   59,471
                                        =========                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Interest-bearing deposits               $  65,312     $  3,202     4.90%        $   48,108    $   2,341    4.87%
Other borrowings                            1,178           55     4.67                403           27    6.70
                                        ---------     --------                  ----------    ---------
    Total interest-
       bearing liabilities                 66,490        3,257     4.90             48,511        2,368    4.88
                                                      --------                                ---------

Noninterest-bearing deposits                5,841                                    4,045
Accrued interest and
 other liabilities                            407                                      559
Stockholders' equity                        7,770                                    6,356
                                        ---------                               ----------

    Total liabilities and
       stockholders' equity             $  80,508                               $   59,471
                                        =========                               ==========

Net interest income/
 interest rate spread                                 $  3,130      3.84%                     $   2,832    4.61%
                                                      ========      ====                      =========    ====

Net yield on earning assets                                         4.28%                                  5.17%
                                                                    ====                                   ====







(1) The effects of loans in nonaccrual status and fees collected are not significant to the computations.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


RATE/VOLUME ANALYSIS

Net interest income can also be analyzed in terms of the impact of changing rates and changing volume. The following table describes the extent to which changes in interest rates and changes in the volume of earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information on changes in each category attributable to (i) changes due to volume (change in volume multiplied by prior period rate), (ii) changes due to rates (changes in rates multiplied by prior period volume) and (iii) changes in rate and volume (change in rate multiplied by the change in volume) is provided as follows:

                                                           1998 COMPARED TO 1997
                                                       DUE TO INCREASE (DECREASE) IN

                                                                           Volume
(Dollars in thousands)                       Volume         Rate             Rate         Total
                                           --------       ---------      ---------       --------

Interest income:
  Taxable securities                       $    351       $     (15)     $     (11)      $    325
  Tax-exempt securities                          24              (2)            (1)            21
  Federal funds sold                            137              (6)            (2)           129
  Loans                                       1,057            (278)           (67)           712
                                           --------       ---------      ---------       --------
        Total interest income                 1,569            (301)           (81)         1,187
                                           --------       ---------      ---------       --------
Interest expense:
  Interest-bearing deposits                     837              18              6            861
  Other borrowings                               49              (9)           (12)            28
                                           --------       ---------      ---------       --------
        Total interest expense                  886               9             (6)           889
                                           --------       ---------      ---------       --------

        Net interest income                $    683       $    (310)     $     (75)      $    298
                                           ========       =========      =========       ========


                                                         1997 COMPARED TO 1996
                                                      DUE TO INCREASE (DECREASE) IN

                                                                           Volume
(Dollars in thousands)                       Volume         Rate             Rate         Total
                                           --------       ---------      ---------       --------

Interest income:
  Taxable securities                       $    (22)      $      14      $       -       $     (8)
  Tax-exempt securities                          (4)              -              -             (4)
  Federal funds sold                            200               3              9            212
  Loans                                         536             254             38            828
                                           --------       ---------      ---------       --------
        Total interest income                   710             271             47          1,028
                                           --------       ---------      ---------       --------
Interest expense:
  Interest-bearing deposits                     388             (19)            (4)           365
  Other borrowings                              (25)             14            (12)           (23)
                                           --------       ---------      ---------       --------
        Total interest expense                  363              (5)           (16)           342
                                           --------       ---------      ---------       --------

        Net interest income                $    347       $     276      $      63       $    686
                                           ========       =========      =========       ========

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


RATE SENSITIVITY

Interest rates paid on deposits and borrowed funds and interest rates earned on loans and investments have generally followed the fluctuations in market rates in 1998 and 1997. However, fluctuations in market interest rates do not necessarily have a significant impact on net interest income, depending on the Bank's sensitivity position. A rate-sensitive asset or liability is one that can be repriced either up or down in interest rate within a certain time interval. When a proper balance exists between rate-sensitive assets and rate-sensitive liabilities, market interest rate fluctuations should not have a significant impact on liquidity and earnings. The larger the imbalance, the greater the interest rate risk assumed and the greater the positive or negative impact of interest fluctuations on liquidity and earnings.

Interest rate sensitivity management is concerned with the management of both the timing and the magnitude of repricing characteristics of interest-earning assets and interest-bearing liabilities and is an important part of asset/liability management. The objectives of interest rate sensitivity management are to insure the adequacy of net interest income and to control the risks to net interest income associated with movements in interest rates. The following table, "Interest Rate Sensitivity Analysis," indicates that, on a cumulative basis through twelve months, rate-sensitive liabilities exceeded rate-sensitive assets, resulting in a liability sensitive position at the end of 1998 of $30,035,000. For a bank with a liability-sensitive position, or negative gap, falling interest rates would generally be expected to have a positive effect on net interest income, and rising interest rates would generally be expected to have the opposite effect. The following table presents the Bank's rate sensitivity at each of the time intervals indicated as of December 31, 1998 and may not be indicative of the Bank's rate-sensitivity position at other points in time.

INTEREST RATE SENSITIVITY ANALYSIS

                                                     Interest Sensitive                          Non Interest Sensitive
                                           ---------------------------------------       ---------------------------------
                                           Less than         4-6            7-12           1-5        Over 5
(Dollars in thousands)                      3 months        months         months         years        years        Total
                                           ---------       --------       --------       -------      -------      -------

Interest-earning assets:
  Investment securities (1)                 $  1,994       $     --       $  1,202       $ 4,337      $12,107      $19,640
  Loans, net of unearned income               16,054          2,240          4,285        28,868        4,494       55,941
                                            --------       --------       --------       -------      -------      -------
    Total interest-earning assets             18,048          2,240          5,487       $33,205      $16,601      $75,581
                                            --------       --------       --------       =======      =======      =======

Interest-bearing liabilities:
  Interest-bearing deposits                   31,884          8,700         15,226       $ 7,751      $    51      $63,612
  Federal funds purchased                        170             --             --            --           --          170
  Advance from FHLB                               --             --             --         5,000           --        5,000
                                            --------       --------       --------       -------      -------      -------
    Total interest-bearing liabilities        32,054          8,700         15,226       $12,751      $    51      $68,782
                                            --------       --------       --------       =======      =======      =======

Interest sensitivity gap                     (14,006)        (6,460)        (9,739)

Cumulative interest
  sensitivity gap                            (14,006)       (20,466)       (30,205)

Gap ratio                                       0.56           0.26           0.36

Cumulative gap ratio                            0.56           0.50           0.46




(1) Mortgage-backed securities are included based on their contractual maturity dates.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


PROVISION FOR LOAN LOSSES

The provision for loan losses is charged to earnings based upon management's evaluation of specific loans in its portfolio and general economic conditions and trends in the marketplace. The 1998 and 1997 provisions for loan losses and their related effect of increasing the allowance for loan losses is related to growth in the loan portfolio. During 1997, management recorded additional provisions to the allowance for loan losses in response to recommendations by the State Board of Financial Institutions and management's decision to assign more conservative risk grades to its loan portfolio. Please refer to the section "Loan Portfolio" for a discussion of management's evaluation of the adequacy of the allowances for loan losses. In 1998 and 1997, the provisions for loan losses were $100,000 and $480,000, respectively.

OTHER INCOME

Other income was $682,000 in 1998, an increase of $248,000, or 57.1%, when compared with 1997. The majority of the increase was in service charges on deposit accounts which increased $128,000 from the growth in the number of deposit accounts generated by the new branches. Insurance commissions were also substantially higher, increasing $71,000, or 151.1%, to $118,000 from $47,000 in 1997.

In 1997, other income increased $81,000, or 22.9%, to $434,000 from $353,000 in
1996. Service charges on deposit accounts continue to be the largest component of other income, and increased $54,000, or 21.4%, over 1996 mainly due to the continued effect of an increase in fees on checks written on insufficient funds in September of 1996 and growth in deposit accounts from the opening of the new branches. Other income was also positively impacted by a $10,000 increase in insurance commissions and by the $27,000 increase in the cash surrender value of the life insurance policies on directors.

OTHER EXPENSES

Noninterest expense increased $786,000, or 36.7%, during 1998 to $2,929,000. Salaries and employee benefits, the largest component of noninterest expense, increased $441,000, or 39.3%, over the 1997 amount of $1,122,000. This increase reflects a combination of normal salary increases and a full twelve months of salaries at the new branches opened in 1997. Other categories of noninterest expense also increased due mainly to a full twelve months in operation for the new branches. Furniture and equipment expense was $334,000 in 1998 compared to $198,000 in 1997, and net occupancy expense was $175,000 in 1998 compared to $96,000 in 1997.

All categories of other expenses increased during 1997 due to both the opening of three new branches and bank growth. Salaries and employee benefits increased $405,000, or 56.5%, due to the staffing of the new offices and normal salary increases among existing employees. Net occupancy and furniture and equipment expense also increased due mainly to an increase in depreciation expense from purchases for the new branches. Other operating expenses were $727,000 compared to $471,000 in 1996. The increase of $256,000 is largely attributable to the $70,000 increase in stationary and supplies to stock the new branches and the $63,000 increase in advertising and public relations. Other increases include a $32,000 increase for consulting fees related to computer systems installation and an increase of $19,000 in insurance costs.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


INCOME TAXES

The Bank's income tax expense for 1998 was $272,000, an increase of $58,000 from the 1997 expense of $214,000. The increase in the expense results primarily from increased income before taxes. The Bank's effective tax rates for the years ended December 31, 1998 and 1997 were 34.7% and 33.3%, respectively.

LIQUIDITY

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Horry County State Bank manages both assets and liabilities to achieve appropriate levels of liquidity. Cash and federal funds sold are the Bank's primary sources of asset liquidity. These funds provide a cushion against short-term fluctuations in cash flow from both deposits and loans. The investment securities portfolio is the Bank's principal source of secondary asset liquidity. However, the availability of this source of funds is influenced by market conditions. Individual and commercial deposits are the Bank's primary source of funds for credit activities. Although not historically used as principal sources of liquidity, federal funds purchased from correspondent banks and advances from the Federal Home Loan Bank are other options available to management. The Bank also has $1,000,000 of unused lines of credit to purchase federal funds as of December 31, 1998. Management believes that the Bank's liquidity sources are adequate to meet its operating needs.

The expansion of the Bank's market area, along with the continued demand for credit has resulted in an increase in the loans to deposits ratio. The ratio of total loans to total deposits was 80.0% at the end of 1998 compared with 65.2% at the end of 1997.

IMPACT OF INFLATION AND CHANGING PRICES

The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the assets and the liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

While the effect of inflation on a bank is normally not as significant as its influence on those businesses that have large investments in plant and inventories, it does have an effect. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same. While interest rates have traditionally moved with inflation, the effect on income is diminished because both interest earned on assets and interest paid on liabilities vary directly with each other unless the Bank is in a high liability sensitive position. Also, general increases in the price of goods and services will result in increased operating expenses.

CAPITAL RESOURCES

The Bank uses several indicators of capital strength. The most commonly used measure is average common equity to average assets which was 9.65% in 1998 compared to 10.69% in 1997. The change from 1997 was negatively affected by the growth in assets outpacing the increase in equity from 1998 net income.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


CAPITAL RESOURCES - CONTINUED

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common stockholders' equity, excluding the unrealized gain or loss on securities available-for-sale, minus certain intangible assets. The Bank's Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on average assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of December 31, 1998, the most recent notifications from the Bank's primary regulator categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

The Bank's risk-based capital at December 31, 1998 and 1997 follows:

(Dollars in thousands)                                                                      1998           1997
                                                                                          ---------      ---------

Tier 1 capital:
  Common stockholders' equity                                                             $   8,024      $   7,473
  Accumulated other comprehensive income                                                        (80)           (40)
                                                                                          ---------      ---------
        Total Tier 1 capital                                                                  7,944          7,433
Tier 2 capital additions:
  Allowable allowance for loan losses (1)                                                       767            585
                                                                                          ---------      ---------

        Total capital                                                                     $   8,711      $   8,018
                                                                                          =========      =========

Risk adjusted assets                                                                      $  61,342      $  46,795
                                                                                          =========      =========

Average assets                                                                            $  80,508      $  59,471
                                                                                          =========      =========

                                                                               Tier 1       Total           Tier 1
                                                                            Risk-Based    Risk-Based       Leverage
                                                                            ----------    ----------       --------
Actual capital ratios:
  December 31, 1998                                                            12.95%         14.20%          9.87%
  December 31, 1997                                                            15.88          17.13          12.50
Regulatory minimum:
  For capital adequacy purposes                                                 4.00           8.00           4.00
  To be well-capitalized under prompt corrective action provisions              6.00          10.00           5.00
(1) Limited to 1.25% of risk adjusted assets.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


CAPITAL RESOURCES - CONTINUED

Management does not expect to pay cash dividends to stockholders during 1999.

INVESTMENT PORTFOLIO

Management classifies investment securities as either held-to-maturity or available-for-sale based on their intentions and the Bank's ability to hold them until maturity. In determining such classifications, securities that management has the positive intent and the Bank has the ability to hold until maturity are classified as held-to-maturity and carried at amortized cost. All other securities are designated as available-for-sale and carried at estimated fair value with unrealized gains and losses included in stockholders' equity on an after-tax basis. As of December 31, 1998 and 1997, all securities were classified available-for-sale.

The following tables summarize the carrying value of investment securities as of the indicated dates and the weighted average yields of those securities at December 31, 1998.

INVESTMENT SECURITIES PORTFOLIO COMPOSITION

                                                                                           Available-for-Sale
                                                                                        ----------------------
(Dollars in thousands)                                                                     1998         1997
                                                                                        ---------    ---------

Securities of U.S. government agencies and corporations                                 $  10,310        8,065
Obligations of state and local governments                                                  2,218        1,074
Mortgage-backed securities                                                                  7,112        3,458
                                                                                        ---------    ---------

    Total                                                                               $  19,640    $  12,597
                                                                                        =========    =========

INVESTMENT SECURITIES PORTFOLIO MATURITY SCHEDULE

                                                                                        Available-for-Sale
                                                                                    ---------------------------
                                                                                     Carrying
(Dollars in thousands)                                                                Amount         Yield (1)
                                                                                    -----------      ----------
Securities of U.S. government agencies and corporations due:
  Within one year                                                                   $     1,995           6.79%
  After one year but within five years                                                    1,662           6.24
  After five years but within ten years                                                   5,654           6.79
  After ten years                                                                           999           6.53
                                                                                    -----------
                                                                                         10,310           6.68
                                                                                    -----------

Obligations of states and local governments due:
  After one year but within five years                                                      956           7.00
  After five years but within ten years                                                   1,048           6.40
  After ten years                                                                           214           6.89
                                                                                    -----------
                                                                                          2,218           6.71
                                                                                    -----------

Mortgage-backed securities                                                                7,112           6.07
                                                                                    -----------

    Total                                                                           $    19,640           6.46
                                                                                    ===========

(1) For tax-exempt securities, the tax equivalent yield has been calculated using an incremental rate of 34%.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO

Management believes the loan portfolio is adequately diversified. There are no foreign loans, and agricultural loans as of December 31, 1998 are limited. There are no significant concentrations of loans in any particular individuals or industry or group of related individuals or industries.

The Bank has experienced continued growth of its loan portfolio throughout 1998 and 1997, resulting in an increase of $14,319,000 and $5,517,000, respectively. Management has concentrated on maintaining quality in the loan port folio while continuing to increase the depositor base. At December 31, 1998 and 1997, the loan-to-deposit ratio was 80.0% and 65.2%, respectively. The loan-to-deposit ratio is used to monitor a financial institution's potential profitability and efficiency of asset distribution and utilization. Generally, a higher loan-to-deposit ratio is indicative of higher interest income since loans yield a higher return than other interest-earning assets. Management intends to deploy available funds to loans in order to maximize earnings and achieve its targeted ratio of loans to deposits; however, there can be no assurance that management will be able to execute its strategy or that loan demand will continue to support growth.

LOAN PORTFOLIO COMPOSITION

                                                          December 31,
                                                     --------------------
(Dollars in thousands)                                 1998         1997
                                                     -------      -------

Real estate - construction and land development      $ 2,052      $ 2,543
Real estate - other                                   19,926       15,308
Agricultural                                           5,694        4,241
Commercial and industrial                             15,468       10,335
Consumer                                              12,278        8,327
All other (including overdrafts)                         598          991
                                                     -------      -------

     Total                                           $56,016      $41,745
                                                     =======      =======

CREDIT RISK MANAGEMENT

Credit risk entails both general risk, which is inherent in the process of lending, and risk that is specific to individual borrowers. The management of credit risk involves both the process of loan underwriting and loan administration. The Bank manages credit risk through a strategy of making loans within the Bank's primary marketplace and within the Bank's limits of expertise. Although management seeks to avoid concentrations of credit by loan type or industry through diversification, a substantial portion of the borrowers' ability to honor the terms of their loans is dependent on the business and economic conditions in Horry and Marion Counties in South Carolina and Columbus County in North Carolina. Additionally, since real estate is considered by the Bank as the most desirable nonmonetary collateral, a significant portion of the Bank's loans are collateralized by real estate. Even though a substantial portion of the Bank's loans are collateralized by real estate, the cash flow of the borrower or the business enterprise is generally considered as the primary source of repayment. Generally, the value of real estate is not considered by the Bank as the primary source of repayment for performing loans. The Bank also seeks to limit total exposure to individual and affiliated borrowers. The Bank manages risk specific to individual borrowers through the loan underwriting process and through an ongoing analysis of the borrower's ability to service the debt as well as the value of the pledged collateral.

The Bank's loan officers and loan administration staff are charged with monitoring the Bank's loan portfolio and identifying changes in the economy or in a borrower's circumstances which may affect the ability to repay the debt or the value of the pledged collateral. In order to assess and monitor the degree of risk in the Bank's loan portfolio, several credit risk identification and monitoring processes are utilized. The Bank assesses credit risk initially through the assignment of a risk grade to each loan based upon an assessment of the borrower's financial capacity to service the debt and the presence and value of any collateral.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO - CONTINUED

Credit grading is adjusted during the life of the loan to reflect economic and individual changes having an impact on the borrower's ability to honor the terms of their commitments. Management uses the risk grades as a tool for identifying known and inherent losses in the loan portfolio and for determining the adequacy of the allowance for loan losses.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES:

The following table summarizes the loan maturity distribution, by type, at December 31, 1998 and related interest rate characteristics:

                                                             One year        One to          After
(Dollars in thousands)                                       or less       five years     five years       Total
                                                             ---------     ----------     ----------     ---------

Real estate - construction and land development              $   1,082     $      947     $       23     $   2,052
Real estate - other                                              4,001         12,155          3,770        19,926
Agricultural                                                     2,328          2,272          1,094         5,694
Commercial and industrial                                        4,394         10,229            845        15,468
Consumer                                                         4,371          7,380            527        12,278
All other (including overdrafts)                                   421             38            139           598
                                                             ---------     ----------     ----------     ---------

    Total                                                    $  16,597     $   33,021     $    6,398     $  56,016
                                                             =========     ==========     ==========     =========

Fixed rate loans, due after one year                                                                     $  33,414
                                                                                                         =========

Variable rate loans, due after one year                                                                  $   6,005
                                                                                                         =========


RISK ELEMENTS

Loans are defined as impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment of a loan is based on the present value of the expected future cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent.

Loans on the Bank's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected.

As of December 31, 1998 and 1997, the Bank had nonaccrual loans of approximately $288,000 and $81,000, respectively, and loans that were past due 90 days or more and still accruing interest of approximately $395,000 and $789,000, respectively, for which impairment had not been recognized. The additional interest income which would have been recognized into earnings if the Bank's nonaccrual loans had been current in accordance with their original terms is immaterial for all years presented. The amount of both nonaccrual loans and loans past due 90 days or more were considered in computing the allowance for loan losses as of December 31, 1998.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


LOAN PORTFOLIO - CONTINUED

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)                                                  1998          1997
                                                                     ----------     ---------

Loans outstanding at the end of year, net of unearned income         $   55,941     $  41,622
                                                                     ==========     =========

Average amount of loans outstanding                                  $   51,547     $  41,535
                                                                     ==========     =========

Balance of allowance for loan losses at beginning of year            $      911     $     549
                                                                     ----------     ---------
Loans charged off:
  Real estate                                                                14             3
  Commercial                                                                113           151
  Consumer                                                                   23            27
                                                                     ----------     ---------
        Total loans charged off                                             150           181
Recoveries of loans previously charged off                                   19            63
                                                                     ----------     ---------
        Net charge-offs                                                     131           118
                                                                     ----------     ---------
Provision charged to operations                                             100           480
                                                                     ----------     ---------

Balance of allowance for loan losses at end of year                  $      880     $     911
                                                                     ==========     =========

RATIOS:

  Net charge-offs to average loans outstanding                             0.25%         0.28%
  Net charge-offs to loans at end of year                                  0.23          0.28
  Allowance for loan losses to average loans                               1.71          2.19
  Allowance for loan losses to loans at end of year                        1.57          2.19
  Net charge-offs to allowance for loan losses                            14.89         12.95
  Net charge-offs to provisions for loan losses                          131.00         24.58

Management does not allocate specific percentages of the Bank's allowance for loan losses to the various categories of loans but evaluates the adequacy on an overall portfolio basis utilizing its risk grading system.

The Bank's provision and allowance for loan losses is subjective in nature and relies on judgments and assumptions about future economic conditions and other factors affecting borrowers. Management, based on recommendations by the State Board of Financial Institutions and increases in the volume of classified and past due loans, determined that additional provisions were needed in 1997 to increase the allowance for loan losses to a level that will absorb known and inherent losses in the loan portfolio.

Management regularly monitors past due and classified loans. However, it should be noted that no assurances can be made that future charges to the allowance for loan losses or provisions for loan losses may not be significant to a particular accounting period.

At December 31, 1998 and 1997, management considers the allowances for loan losses adequate based on their judgments, evaluations, and analysis of the loan portfolio.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


AVERAGE DAILY DEPOSITS

The following table summarizes the Bank's average daily deposits for the years ended December 31, 1998 and 1997. These totals include certificates of deposit $100,000 and over which at December 31, 1998 totaled $12,118,000. Of this total, scheduled maturities within three months were $2,275,000; within three to six months $2,454,000; within six to twelve months $4,907,000; and $2,482,000 maturing thereafter.

                                                     1998                       1997
                                            ---------------------     ----------------------
                                             Average     Average       Average     Average
(Dollars in thousands)                        Amount    Rate Paid       Amount     Rate Paid
                                            ---------   ---------     ---------    ---------
Noninterest-bearing demand                  $   5,841         -       $   4,045         -
Interest-bearing transaction accounts           7,906      1.53%          5,818      1.72%
Money market savings account                    9,725      4.60           7,677      4.66
Other savings accounts                          1,830      2.51           1,691      2.60
Certificates of deposit                        45,851      5.64          32,922      5.59
                                            ---------                 ---------

    Total                                   $  71,153                 $  52,153
                                            =========                 =========

RETURN ON EQUITY AND ASSETS

The following table shows the return on average assets (net income divided by average total assets), return on average equity (net income divided by average daily equity), and equity to assets ratio (average equity divided by average total assets) for the period indicated. Since its inception, the Bank has not paid cash dividends.

                                                  1998          1997
                                                  ----          ----
Return on average assets                          0.63%         0.72%

Return on average equity                          6.58          6.75

Equity to assets ratio                            9.65         10.69

ACCOUNTING AND FINANCIAL REPORTING ISSUES

In April 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. Initial application of this SOP is to be reported as the cumulative effect of a change in accounting principle.

This SOP is effective for fiscal years beginning after December 15, 1998. The Bank adopted this SOP as of January 1, 1999.

In June 1998, the Financial Accounting Standards Board released Statement of Financial Accounting Standards (SAS) 133, "Accounting for Derivative Instruments and Hedging Activities." SAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair values. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Bank generally does not purchase derivative instruments or enter into hedging activities.

This statement is effective for fiscal years beginning after June 15, 1999.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


INDUSTRY DEVELOPMENTS

In February, 1998, the Supreme Court ruled that federal credit unions must limit its membership to employees of the company that sponsors it. Banking leaders throughout the country have argued that credit unions have an unfair competitive advantage because they do not pay income taxes and are not subject to the same level of regulatory oversight. The Supreme Court ruling applies only to federal credit unions. State-chartered credit unions were not directly affected by the ruling. The lower courts will determine whether current members who are not employed by the credit union sponsor will be forced to close their accounts. Management does not expect the ruling to have an immediate effect on the financial position or results of operations of the Bank. The effects on future periods has not yet been determined.

THE YEAR 2000

YEAR 2000 ISSUES - Some computers, software, and other equipment include programming codes in which calendar year data is abbreviated to only two digits. As a result of this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. These problems are widely expected to increase in frequency and severity as the year 2000 approaches and are commonly referred to as the 'Year 2000 Problem."

ASSESSMENT - The Year 2000 Problem could affect computers, software, and other equipment that the Bank uses. Accordingly, the Bank has completed its review of its internal computer programs and systems to determine whether they will be Year 2000 compliant. The Bank believes that its computer systems will be Year 2000 compliant in a timely manner. However, while the Bank does not expect the cost of these efforts to be material to its financial position or any year's operating results, there can be no assurance to this effect.

INTERNAL INFRASTRUCTURE - The Bank utilizes an in-house data processing system for most of its accounting functions. The Bank believes that it has identified substantially all of the major computers, software applications, and related equipment used in connection with its internal operations that must be modified, upgraded, or replaced to minimize the possibility of a material disruption of its business. Management has completed upgrading and is in the process of testing the systems that it has determined are not prepared for the year 2000. Management believes that the testing of its systems should be completed by March 31, 1999. The Bank also has a number of personal computers, some of which, due to their age, are not Year 2000 compliant. Management has spent approximately $25,000 to $30,000 to get all of its systems Year 2000 compliant. The Bank does not believe that the cost related to these efforts will be material to its business, financial condition, or operating results.

SYSTEMS OTHER THAN INFORMATION TECHNOLOGY SYSTEMS - In addition to computers and related systems, the operation of the Bank's office and facilities equipment, such as fax machines, photocopiers, telephone switches, security systems, and other devices, may be affected by the Year 2000 Problem. The Bank has completed its assessment of the potential effect of, and the costs of remediating, the Year 2000 Problem on this equipment. The Bank estimates that its total cost of completing any required modifications, upgrades, or replacements of these internal systems will not have a material effect on its business, financial condition, or operating results.

                             HORRY COUNTY STATE BANK

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


THE YEAR 2000 - CONTINUED

SUPPLIERS AND OTHER THIRD PARTIES - The Bank has been gathering information from and has initiated communications with its suppliers and other third parties to identify and, to the extent possible, resolve issues involving the Year 2000 Problem. However, the Bank has limited or no control over the actions of its suppliers and others. Therefore, while the Bank expects that it will be able to resolve any significant Year 2000 Problem with its own system, it cannot guarantee that its suppliers or others will resolve any or all Year 2000 Problems with their systems before the occurrence of a material disruption to its business. Any failure of these suppliers or others to resolve the Year 2000 Problems with their systems in a timely manner could have a material adverse effect on the Bank's business, financial condition, or operating results.

CUSTOMERS - The Bank believes that the largest Year 2000 Problem exposure to most banks is the preparedness of the customers of the banks. Management is addressing with its customers the possible consequences of not being prepared for Year 2000. Should large borrowers not sufficiently address this issue, the Bank may experience an increase in loan defaults. The amount of potential loss from this issue is not quantifiable. Management is attempting to reduce this exposure by educating its customers. The Bank has implemented a comprehensive credit review policy for all existing loans identified as having some degree of Year 2000 risk, as well as an underwriting policy for all new loan requests. At present, the Bank's review indicates that the Bank's exposure to credit risks associated with Year 2000 is considered to be low. The Bank's credit review procedures will continue to include these policies throughout 1999.

MOST LIKELY CONSEQUENCES OF YEAR 2000 PROBLEMS - The Bank expects to identify and resolve all Year 2000 Problems that could materially adversely affect its business, financial condition, or operating results. However, the Bank believes that it is not possible to determine with complete certainty that all Year 2000 Problems affecting it have been identified or corrected. The number of devices that could be affected and the interactions among these devices are simply too numerous. In addition, the Bank cannot accurately predict how many failures related to the Year 2000 Problem will occur with its suppliers, customers, or other third parties or the severity, duration, or financial consequences of such failures. As a result, the Bank expects that it could possibly suffer the following consequences:

         - A number of operational inconveniences and inefficiencies for the Bank, its service providers, or its customers that may divert the Bank's time and attention and financial and human resources from its ordinary business activities;

         - System malfunctions that may require significant efforts by the Bank or its service providers or customers to prevent or alleviate material business disruptions.

CONTINGENCY PLANS - The Bank is currently developing contingency plans to be implemented as part of its efforts to identify and correct Year 2000 Problems affecting its internal systems. The Bank expects to complete its contingency plans by the end of the first quarter of 1999. Depending on the systems affected, these plans could include (a) accelerated replacement of affected equipment or software; (b) short term use of backup equipment and software; (c) increased work hours for the Bank's personnel or use of contract personnel to correct on an accelerated schedule any Year 2000 Problems which arise; and (d) other similar approaches. If the Bank is required to implement any of these contingency plans, these plans could have a material adverse effect on its business, financial condition, or operating results.

              [TOURVILLE, SIMPSON & HENDERSON, L.L.P. LETTERHEAD]






                         INDEPENDENT ACCOUNTANTS' REPORT





The Board of Directors
Horry County State Bank
Loris, South Carolina


We have audited the accompanying balance sheets of Horry County State Bank (the
Bank) as of December 31, 1998 and 1997, and the related statements of income, changes in comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1998 and 1997 financial statements referred to above present fairly, in all material respects, the financial position of Horry County State Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




/s/ Tourville, Simpson & Henderson, L.L.P.

Columbia, South Carolina
February 26, 1999

                             HORRY COUNTY STATE BANK
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


(Dollars in thousands)                                                          1998           1997
                                                                              --------       --------

ASSETS
  Cash and cash equivalents:
    Cash and due from banks (Note C)                                          $  2,573       $  2,578
    Federal funds sold                                                              --         11,750
    Time deposits with other banks                                                 500             --
                                                                              --------       --------
         Total cash and cash equivalents                                         3,073         14,328

   Securities available-for-sale (Note D)                                       19,640         12,597

  Loans (Note E)                                                                56,016         41,745
    Less, unearned income                                                          (75)          (123)
    Less, allowance for loan losses (Note E)                                      (880)          (911)
                                                                              --------       --------

          Loans, net                                                            55,061         40,711

  Premises and equipment, net (Note F)                                           3,504          2,493
  Accrued interest receivable                                                      857            817
  Other assets (Note G)                                                          1,451          1,210
                                                                              --------       --------

          Total assets                                                        $ 83,586       $ 72,156
                                                                              ========       ========

LIABILITIES
  Deposits:
    Noninterest-bearing demand                                                $  6,358       $  4,814
    Interest-bearing transaction accounts                                        9,168          6,650
    Money market savings accounts                                               12,702          8,033
    Other savings accounts                                                       1,851          1,626
    Certificates of deposit $100M and over (Note H)                             12,118         14,091
    Other time deposits (Note H)                                                27,773         28,671
                                                                              --------       --------
          Total deposits                                                        69,970         63,885

  Accrued interest payable                                                         221            317
  Federal funds purchased                                                          170             --
  Advance from the Federal Home Loan Bank (Note I)                               5,000            350
  Other liabilities                                                                201            131
                                                                              --------       --------
          Total liabilities                                                     75,562         64,683
                                                                              --------       --------

STOCKHOLDERS' EQUITY (Note L)
  Common stock, $5.00 par value; authorized 1,000,000 shares; issued and
    outstanding 478,150 shares in 1998 and 1997                                  2,391          2,391
  Capital surplus                                                                4,865          4,865
  Undivided profits                                                                688            177
  Accumulated other comprehensive income                                            80             40
                                                                              --------       --------
          Total stockholders' equity                                             8,024          7,473
                                                                              --------       --------

          Total liabilities and stockholders' equity                          $ 83,586       $ 72,156
                                                                              ========       ========



The accompanying notes are an integral part of the financial statements.

                             HORRY COUNTY STATE BANK
                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


(Dollars in thousands, except per share)                   1998          1997          1996
                                                         --------      --------      --------
INTEREST INCOME:
  Loans, including fees                                  $  5,097      $  4,385      $  3,557
  Investment securities:
    Taxable                                                   824           499           507
    Tax-exempt                                                 65            44            48
  Federal funds sold                                          401           272            60
                                                         --------      --------      --------
          Total interest income                             6,387         5,200         4,172
                                                         --------      --------      --------

INTEREST EXPENSE:
  Certificates of deposit $100M and over                      674           573           481
  Other deposits                                            2,528         1,768         1,494
  Advances from the Federal Home Loan Bank                     55            25            41
  Federal funds purchased                                      --             2            10
                                                         --------      --------      --------
          Total interest expense                            3,257         2,368         2,026
                                                         --------      --------      --------

NET INTEREST INCOME                                         3,130         2,832         2,146

Provision for loan losses (Note E)                            100           480           222
                                                         --------      --------      --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         3,030         2,352         1,924
                                                         --------      --------      --------

OTHER INCOME:
  Service charges on deposit accounts                         434           306           252
  Credit life insurance commissions                           118            47            37
  Other income                                                130            81            64
                                                         --------      --------      --------
          Total other income                                  682           434           353
                                                         --------      --------      --------

OTHER EXPENSES:
  Salaries and employee benefits                            1,563         1,122           717
  Net occupancy expense                                       175            96            70
  Furniture and equipment expense                             334           198           167
  Other expense (Note O)                                      857           727           471
                                                         --------      --------      --------
          Total other expenses                              2,929         2,143         1,425
                                                         --------      --------      --------

INCOME BEFORE INCOME TAXES                                    783           643           852

Income tax expense (Note P)                                   272           214           296
                                                         --------      --------      --------

NET INCOME                                               $    511      $    429      $    556
                                                         ========      ========      ========
BASIC EARNINGS PER SHARE                                     1.02           .95          1.35

DILUTED EARNINGS PER SHARE                                   1.02           .95          1.35

PER SHARE:
  Weighted average shares outstanding                     502,058       449,960       410,418
  Net income (Note L)                                        1.02           .95          1.35



The accompanying notes are an integral part of the financial statements.

                            HORRY COUNTY STATE BANK
                       STATEMENTS OF COMPREHENSIVE INCOME
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996


(Dollars in thousands)                                                    1998      1997       1996
                                                                          ----      ----      -----

NET INCOME                                                                $511      $429      $ 556
                                                                          ----      ----      -----

Other comprehensive income, net of tax:

  Unrealized gains (losses) on securities during the period                 40        10        (34)
  Less: reclassification adjustment for gains included in net income        --        --         --
                                                                          ----      ----      -----

Other comprehensive income                                                  40        10        (34)
                                                                          ----      ----      -----
COMPREHENSIVE INCOME                                                      $551      $439      $ 522
                                                                          ====      ====      =====












The accompanying notes are an integral part of the financial statements.

                            HORRY COUNTY STATE BANK
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1997, AND 1996




                                      Common Stock       Common
                                 -------------------      Stock                            Accumulated
                                  Number                Dividends                          Other Comp-
(Dollars in thousands,             of                    Distri-     Capital    Undivided   rehensive
except per share)                Shares       Amount     butable     Surplus     Profits     Income        Total
                                 ------       ------     -------     -------     -------     ------        -----

BALANCE, DECEMBER 31, 1995       303,452      $1,518      $ 149       $2,219      $  56       $ 64       $ 4,006

Net income                            --          --         --           --        556         --           556

Issuance of stock dividend        29,862         149       (149)          --         --         --            --

Issuance of common stock          42,027         210         --          757         --         --           967

10% stock dividend declared           --          --        188          676       (864)        --            --

Other comprehensive income            --          --         --           --         --        (34)          (34)
                                 -------      ------      -----       ------      -----       ----       -------

BALANCE, DECEMBER 31, 1996       375,341       1,877        188        3,652       (252)        30         5,495

Net income                            --          --         --           --        429         --           429

Issuance of stock dividend        37,004         185       (188)          --         --         --            (3)

Issuance of common stock          65,805         329         --        1,213         --         --         1,542

Other comprehensive income            --          --         --           --         --         10            10
                                 -------      ------      -----       ------      -----       ----       -------

BALANCE, DECEMBER 31, 1997       478,150       2,391         --        4,865        177         40         7,473

Net income                            --          --         --           --        511         --           511

Other comprehensive income            --          --         --           --         --         40            40
                                 -------      ------      -----       ------      -----       ----       -------

BALANCE, DECEMBER 31, 1998       478,150      $2,391      $  --       $4,865      $ 688       $ 80       $ 8,024
                                 =======      ======      =====       ======      =====       ====       =======








The accompanying notes are an integral part of the financial statements.

                             HORRY COUNTY STATE BANK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


(Dollars in thousands)                                                       1998           1997           1996
                                                                           ---------      ---------     ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                               $     511      $     429     $      556
  Adjustments to reconcile net income to net cash (used) provided by operating activities:
      Provision for loan losses                                                  100            480            222
      Deferred income tax provision (benefit)                                     19           (147)           (39)
      Depreciation and amortization                                              241            132            104
      Premium amortization less accretion                                          6              4              8
      Amortization of net deferred loan costs                                     80             70             70
      Loss (gain) on disposals of premises and equipment                          (2)             9             (5)
      Increase in interest receivable                                            (40)          (185)           (23)
      (Decrease) increase in interest payable                                    (96)           (36)            12
      (Increase) decrease in other assets                                       (179)          (637)            10
      (Decrease) increase in other accrued expenses                               70           (125)           232
                                                                           ---------      ---------     ----------
         Net cash (used) provided by operating activities                        710             (6)         1,147
                                                                           ---------      ---------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available-for-sale                                 (15,630)        (8,489)          (626)
  Maturities of securities available-for-sale                                  8,644          4,458          2,036
  Net increase in loans made to customers                                    (14,571)        (5,809)        (6,815)
  Purchases of premises and equipment                                         (1,224)        (1,190)          (450)
  Proceeds from sales of premises and equipment                                   13              2             14
  Proceeds from sales of other real estate                                         -             70             42
  Investment in Federal Home Loan Bank stock                                    (102)           (10)           (24)
                                                                           ---------      ---------     ----------
          Net cash used by investing activities                              (22,870)       (10,968)        (5,823)
                                                                           ---------      ---------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, interest-bearing
    transaction accounts and savings accounts                                  8,956          3,160         (1,629)
  Net increase (decrease) in time deposits                                    (2,871)        17,874          2,938
  Net increase in federal funds purchased                                        170              -              -
  Advances from the Federal Home Loan Bank                                     5,325              -          4,000
  Repayment of advances from the Federal Home Loan Bank                         (675)          (100)        (3,550)
  Cash paid for fractional shares                                                  -             (3)             -
  Proceeds from issuance of common stock                                           -          1,542            967
                                                                           ---------      ---------     ----------
          Net cash provided by financing activities                           10,905         22,473          2,726
                                                                           ---------      ---------     ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (11,255)        11,499         (1,950)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                  14,328          2,829          4,779
                                                                           ---------      ---------     ----------

CASH AND CASH EQUIVALENTS, END OF YEAR                                     $   3,073      $  14,328     $    2,829
                                                                           =========      =========     ==========








The accompanying notes are an integral part of the financial statements.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The accompanying financial statements include the accounts of Horry County State Bank (the Bank), which was incorporated on December 18, 1987 and opened for operations on January 4, 1988. The principal business activity of the Bank is to provide commercial banking services in Horry County, South Carolina. The Bank is a state-chartered bank, and its deposits are insured by the Federal Deposit Insurance Corporation (the FDIC).

MANAGEMENT'S ESTIMATES - In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, including valuation allowances for impaired loans, and the carrying amount of real estate acquired in connection with foreclosures or in satisfaction of loans. Management must also make estimates in determining the estimated useful lives and methods for depreciating premises and equipment.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgements about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

INVESTMENT SECURITIES - Investment securities available-for-sale by the Bank are carried at amortized cost and adjusted to their estimated market value. The unrealized gain or loss is recorded in stockholders' equity net of the deferred tax effects. Management does not actively trade securities classified as available-for-sale but intends to hold these securities for an indefinite period of time and may sell them prior to maturity to achieve certain objectives. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis in the security. The adjusted cost basis of securities available-for-sale is determined by specific identification and is used in computing the realized gain or loss from a sales transaction.

Investment securities held-to-maturity are those securities which management has the intent and the Bank has the ability to hold until maturity. Securities held-to-maturity are carried at cost and adjusted for amortization of premiums and accretion of discounts, both computed by the straight-line method. Reductions in market value considered by management to be other than temporary are reported as a realized loss and a reduction in the cost basis of the security.

LOANS - Loans are stated at their unpaid principal balance. Interest income on certain installment loans is computed using a sum-of-the months digits method. Interest income on all other loans is computed based upon the unpaid principal balance. Interest income is recorded in the period earned.

The accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral exceeds the principal balance and accrued interest.

Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are being deferred and amortized to income over the contractual life of the related loans or commitments, adjusted for prepayments, using the straight-line method.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

Under Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for the Impairment of a Loan", and Statement of Financial Accounting Standards No. 118, "Accounting By Creditors for Impairment of a Loan - Income Recognition and Disclosures", loans are defined as impaired when it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans are subject to this criteria except for "smaller balance homogeneous loans that are collectively evaluated for impairment" and loans "measured at fair value or at the lower of cost or fair value." The Bank considers its consumer installment portfolio, credit card loans and home equity lines as such exceptions. Therefore, the real estate and commercial loan portfolios are primarily affected by these statements.

Impairment of a loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. When management determines that a loan is impaired, the difference between the Bank's investment in the related loan and the present value of the expected future cash flows, or the fair value of the collateral, is charged to bad debt expense with a corresponding entry to the allowance for loan losses. The accrual of interest is discontinued on an impaired loan when management determines that the borrower may be unable to meet payments as they become due.

ALLOWANCE FOR LOAN LOSSES - An allowance for possible loan losses is maintained at a level deemed appropriate by management to provide adequately for known and inherent risks in the loan portfolio. The allowance is based upon a continuing review of past loan loss experience, current economic conditions which may affect the borrowers' ability to pay, and the underlying collateral value of the loans. Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for possible loan losses, including provisions for loan impairment, and recoveries on loans previously charged off are added to the allowance.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost less accumulated depreciation. The provision for depreciation is computed by the straight-line method. Rates of depreciation are generally based on the following estimated useful lives: buildings - 40 years; furniture and equipment - 3 to 25 years. The cost of assets sold or otherwise disposed of and the related accumulated depreciation is eliminated from the accounts, and the resulting gains or losses are reflected in the income statement.

Maintenance and repairs are charged to current expense as incurred, and the costs of major renewals and improvements are capitalized.

OTHER REAL ESTATE OWNED - Other real estate owned includes real estate acquired through foreclosure and loans accounted for as in-substance foreclosures. Collateral is considered foreclosed in substance when the borrower has little or no equity in the fair value of the collateral, proceeds for repayment of the debt can be expected to come only from the sale of the collateral, and it is doubtful that the borrower can rebuild equity or otherwise repay the loan in the foreseeable future. Other real estate owned is initially recorded at the lower of cost (principal balance of the former loan plus costs of improvements) or fair value less estimated costs to sell.

Any writedowns at the dates of acquisition are charged to the allowance for loan losses. Expenses to maintain such assets, subsequent writedowns, and gains and losses on disposal are included in other expenses.

FEDERAL HOME LOAN BANK STOCK AND COMMUNITY FINANCIAL SERVICES STOCK - Other assets include the Bank's investments in the stock of the Federal Home Loan Bank and Community Financial Services. The stocks are carried at cost because they have no quoted market value and no ready market exists. Investment in Federal Home Loan Bank stock is a condition of borrowing from the Federal Home Loan Bank, and the stock is pledged to collateralize the borrowings. Dividends received on Federal Home Loan Bank stock and Community Financial Services stock are included in other income.

At December 31, 1998 and 1997, the investment in Federal Home Loan Bank stock was $250,000 and $148,200, respectively. At both December 31, 1998 and 1997, the investment in Community Financial Services stock was $59,612.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES - Continued

INCOME AND EXPENSE RECOGNITION - The accrual method of accounting is used for all significant categories of income and expense. Immaterial amounts of insurance commissions and other miscellaneous fees are reported when received.

INCOME TAXES - Amounts provided for income taxes are based on income reported for financial statement purposes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NET INCOME PER SHARE - Net income per share is calculated by dividing net income by the weighted average number of shares outstanding during the year. Retroactive recognition has been given for the effects of all stock dividends in computing the weighted average number of shares. See Note L.

CONCENTRATIONS OF CREDIT RISK - Financial instruments which potentially subject the Bank to concentrations of credit risk consist principally of loans receivable, investment securities, federal funds sold, and amounts due from banks. Management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions. Although the Bank's loan portfolio is diversified, a substantial portion of its borrowers' ability to honor the terms of their loans is dependent on business and economic conditions in Horry County and the surrounding areas. Management does not believe credit risk is associated with obligations of the United States, its agencies, or its corporations. The Bank has invested in obligations of states and political subdivisions. All are within the state of South Carolina. Management believes that the credit risk associated with these securities is limited due to the diversity of the portfolio. The Bank places its deposits and correspondent accounts with and sells federal funds to high credit quality institutions. Although the Bank's balances may periodically exceed federally insured limits, management believes credit risk associated with these financial instruments is not significant.

STATEMENT OF CASH FLOWS - For purposes of reporting cash flows, the Bank considers certain highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include amounts due from banks, federal funds sold, and time deposits with other banks.

The following summarizes supplemental cash flow information for 1998, 1997, and 1996:

                                                               1998        1997        1996
                                                               ----        ----        ----
(Dollars in thousands)

Cash paid for interest                                        $3,353      $2,411      $2,014
Cash paid for income taxes                                       246         557          82

Supplemental noncash investing and financing activities:
  Foreclosures on loans                                           46         104          --
  Financing of sales of other real estate                         --          --          74

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS - In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and letters of credit. These financial instruments are recorded in the financial statements when they become payable by the customer.

RECLASSIFICATIONS - Certain captions and amounts in the financial statements of 1997 and 1996 were reclassified to conform with the 1998 presentation.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE B - ADOPTION OF ACCOUNTING PRINCIPLE

As of January 1, 1998, the Bank adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Prior periods have been reclassified to reflect the application of the provisions of SFAS 130. The following tables set forth the amounts of other comprehensive income included in equity along with the related tax effects for the years ended December 31, 1998, 1997, and 1996.

(Dollars in thousands)                             Pre-tax        (Expense)     Net of tax
                                                    Amount         Benefit        Amount
                                                   -------        ---------     ----------
FOR THE YEAR ENDED DECEMBER 31, 1998:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                        $ 63           $(23)          $ 40
  Less: reclassification adjustment
    for gains realized in net income                   --             --             --
                                                     ----           ----           ----
Net unrealized gains (losses) on securities            63            (23)            40
                                                     ----           ----           ----

Other comprehensive income                           $ 63           $(23)          $ 40
                                                     ====           ====           ====


FOR THE YEAR ENDED DECEMBER 31, 1997:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                        $ 17           $ (7)          $ 10
  Less: reclassification adjustment for
    gains realized in net income                       --             --             --
                                                     ----           ----           ----
Net unrealized gains (losses) on securities            17             (7)            10
                                                     ----           ----           ----

Other comprehensive income                           $ 17           $ (7)          $ 10
                                                     ====           ====           ====


FOR THE YEAR ENDED DECEMBER 31, 1996:
Unrealized gains (losses) on securities:
  Unrealized holding gains (losses)
    arising during the period                        $(54)          $ 20           $(34)
  Less: reclassification adjustment for
    gains realized in net income                       --             --             --
                                                     ----           ----           ----
Net unrealized gains (losses) on securities           (54)            20            (34)
                                                     ----           ----           ----

Other comprehensive income                           $(54)          $ 20           $(34)
                                                     ====           ====           ====

NOTE C - CASH AND DUE FROM BANKS

The Bank is required by regulation to maintain an average cash reserve balance based on a percentage of deposits. At December 31, 1998, the requirements were satisfied by vault cash and amounts due from correspondent banks.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE D - INVESTMENT SECURITIES

Securities available-for-sale as of December 31, 1998 and 1997 consist of the following:

                                                                            Gross          Gross         Estimated
(Dollars in thousands)                                      Amortized      Unrealized     Unrealized       Fair
                                                              Cost          Gains          Losses          Value
                                                            ---------      ---------      ---------     ----------
DECEMBER 31, 1998
Securities of U.S. Government
  agencies and corporations                                 $  10,266      $      49      $       5     $   10,310
Mortgage-backed securities                                      7,071             54             13          7,112
Obligations of states and local governments                     2,176             46              4          2,218
                                                            ---------      ---------      ---------     ----------

          Total                                             $  19,513      $     149      $      22     $   19,640
                                                            =========      =========      =========     ==========

DECEMBER 31, 1997
Securities of U.S. Government
  agencies and corporations                                 $   8,031      $      35      $       1     $    8,065
Mortgage-backed securities                                      3,452             10              4          3,458
Obligations of states and local governments                     1,050             24              -          1,074
                                                            ---------      ---------      ---------     ----------

          Total                                             $  12,533      $      69      $       5     $   12,597
                                                            =========      =========      =========     ==========

The following is a summary of maturities of securities available-for-sale as of December 31, 1998. The amortized cost and estimated fair values are based on the contractual maturity dates. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

(Dollars in thousands)                                                                    Amortized      Estimated
                                                                                           Cost          Fair Value
                                                                                          ---------     ----------
Due within one year                                                                       $   1,999     $    1,995
Due after one year but within five years                                                      2,574          2,618
Due after five years but within ten years                                                     6,656          6,702
Due after ten years                                                                           1,213          1,213
                                                                                          ---------     ----------
                                                                                             12,442         12,528
Mortgage-backed securities                                                                    7,071          7,112
                                                                                          ---------     ----------

          Total                                                                           $  19,513     $   19,640
                                                                                          =========     ==========

At December 31, 1998 and 1997, investment securities with a book value of $3,290,000 and $5,281,000, respectively, and a market value of $3,322,000 and $5,311,000, respectively, were pledged as collateral to secure public deposits.

There were no sales of securities in 1998 or 1997.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE E - LOANS

Loans as of December 31, 1998 and 1997 consist of the following:

                                                                  December 31,
                                                                ------------------
(Dollars in thousands)                                           1998       1997
                                                                -------    -------

Real estate - construction and land development                 $ 2,052    $ 2,543
Real estate - other                                              19,926     15,308
Agricultural                                                      5,694      4,241
Commercial and industrial                                        15,468     10,335
Consumer                                                         12,278      8,327
All other (including overdrafts)                                    598        991
                                                                -------    -------

     Total                                                      $56,016    $41,745
                                                                =======    =======

Certain parties (principally certain directors and officers of the Bank, their immediate families, and business interests) were loan customers and had other transactions in the normal course of business with the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of loans to related parties was $1,226,000 and $926,000 at December 31, 1998 and 1997, respectively. During 1998, $1,172,000 of new loans were made to related parties, and repayments totaled $872,000.

Transactions in the allowance for loan losses for the years ended December 31, 1998, 1997, and 1996 are summarized below:

                                                          Year ended December 31,
                                                      ------------------------------
(Dollars in thousands)                                 1998        1997        1996
                                                      -----       -----       -----

Balance at January 1                                  $ 911       $ 549       $ 398
Provision charged to expense                            100         480         222
Recoveries                                               19          63          67
Charge-offs                                            (150)       (181)       (138)
                                                      -----       -----       -----

Balance at December 31                                $ 880       $ 911       $ 549
                                                      =====       =====       =====

Loans on the Bank's problem loan watch list are considered potentially impaired loans. These loans are evaluated in determining whether all outstanding principal and interest are expected to be collected. Loans are not considered impaired if a minimal delay occurs and all amounts due, including accrued interest at the contractual interest rate for the period of delay, are expected to be collected.

As of December 31, 1998 and 1997, the Bank had nonaccrual loans of approximately $288,000 and $81,000, respectively, and loans that were past due 90 days or more of approximately $395,000 and $789,000, respectively, for which impairment had not been recognized. The additional interest income which would have been recognized into earnings if the Bank's nonaccrual loans had been current in accordance with their original terms is immaterial for all years presented.

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE E - LOANS - Continued

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party.

Collateral held for commitments to extend credit and standby letters of credit varies but may include accounts receivable, inventory, property, plant, equipment, and income-producing commercial properties. The following table summarizes the Bank's off-balance sheet financial instruments whose contract amounts represent credit risk:

                                                             December 31,
                                                         -----------------
(Dollars in thousands)                                    1998       1997
                                                         ------     ------

Commitments to extend credit                             $4,180     $2,494
Standby letters of credit                                    30         25

NOTE F - PREMISES AND EQUIPMENT

Premises and equipment as of December 31, 1998 and 1997 consist of the following:

                                                             December 31,
                                                         -----------------
(Dollars in thousands)                                    1998       1997
                                                         ------     ------
Land                                                     $  935     $  533
Building and land improvements                            1,867      1,271
Furniture and equipment                                   1,281        923
Construction in process                                     121        272
                                                         ------     ------
    Total                                                 4,204      2,999
Less, accumulated depreciation                             (700)      (506)
                                                         ------     ------

Premises and equipment, net                              $3,504     $2,493
                                                         ======     ======

Depreciation expense for the years ended December 31, 1998, 1997, and 1996 was $202,000, 116,000, and $82,000, respectively.

Construction in process represents construction costs for permanent facilities at the Tabor City and North Myrtle Beach branches and renovations for the future location of the Bank's operations department. Management anticipates completion of all three projects in 1999. In 1998, the Bank capitalized $10,000 of interest during the construction and renovation of new branches.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE G - OTHER ASSETS

As of December 31, 1998 and 1997, other assets consist of the following:

                                                     December 31,
                                                 -------------------
(Dollars in thousands)                            1998         1997
                                                 ------      ------

Cash value of life insurance                     $  681      $  545
Other real estate                                   105          64
Federal Home Loan Bank stock, at cost               250         148
Community Financial Services stock, at cost          60          60
Prepaid expenses                                     66          73
Unamortized software                                115          83
Net deferred tax asset                              160         202
Other                                                14          35
                                                 ------      ------

          Total                                  $1,451      $1,210
                                                 ======      ======

NOTE H - DEPOSITS

At December 31, 1998, the scheduled maturities of time deposits are as follows:

                (Dollars in thousands)                         Amount
                                                              -------
                                 1999                         $32,067
                                 2000                           7,371
                                 2001                              82
                                 2002                             154
                                 2003 and thereafter              217
                                                              -------
                                 Total                        $39,891
                                                              =======

As of December 31, 1998, certificates of deposit totaling $4,051,000 are held by two customers and represent 5.79% of total deposits. Overdrawn deposit accounts in the amount of $94,000 are classified as loans as of December 31, 1998.

NOTE I - ADVANCE FROM THE FEDERAL HOME LOAN BANK

As of December 31, 1998, the Bank owes $5,000,000 on an advance from the Federal Home Loan Bank which originated on October 16, 1998 in the amount of $5,000,000. The terms of the agreement are quarterly interest payments of $55,000 based on a fixed rate of 4.41%. The entire principal balance is due October 16, 2003. As collateral, the Bank has pledged its portfolio of first mortgage loans on one-to-four family residential properties aggregating approximately $9,750,000 at December 31, 1998 and its investment in Federal Home Loan Bank stock which is included in other assets.

NOTE J - LEASE COMMITMENTS

On October 3, 1997, the Bank entered into a lease agreement for land and a building on which to operate its Conway branch location. The lease has an initial five-year term which expires September 30, 2002 and is renewable at the Bank's option for a five-year term. During the first five years of the lease, the Bank will pay $2,875 per month. The rental amount shall increase 15% at the beginning of each option period.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE J - LEASE COMMITMENTS - Continued

On May 15, 1997, the Bank entered into a lease agreement for land on which to operate its Tabor City branch location. The lease has an initial five-year term which expires June 5, 2002 and is renewable at the Bank's option for seven five-year terms. During the first five years of the lease, the Bank will pay $600 per month. Beginning with the first option period, the rental amount shall increase to the then current rental amount.

Future minimum lease payments over the next five years for these long-term operating leases are as follows:

         (Dollars in thousands)                         Amount
                                                        ------
         1999                                           $  42
         2000                                              42
         2001                                              42
         2002                                              43
         2003                                              47
                                                        ------

              Total                                     $ 216
                                                        =====

NOTE K - COMMITMENTS AND CONTINGENCIES

The Bank is subject to claims and lawsuits which arise primarily in the ordinary course of business. At December 31, 1998, management is not aware of any pending or threatened litigation or unasserted claims that could result in losses, if any, that would be material to the financial statements.

NOTE L - STOCKHOLDERS' EQUITY

ISSUANCE OF COMMON STOCK - In June of 1997, the State Board of Financial Institutions and the FDIC approved the Bank's applications to open three branches in North Myrtle Beach, Tabor City, and Loris. As a condition of approval, the Bank was required to obtain an additional $2,000,000 in capital. In response, the Bank issued 65,805 shares for $1,542,000 during 1997 and 42,027 shares for $967,000 during 1996. The Loris branch was opened for business on June 9, 1997, and the Tabor City and North Myrtle Beach branches were opened on October 5 and 6, 1997, respectively.

STOCK DIVIDENDS - On January 14, 1999, the Board of Directors approved a 5% stock dividend payable to shareholders of record on February 1, 1999. The stock dividend, based on the estimated fair value of the shares, will be paid on March 15, 1999. Appropriately, all share and per share data in these financial statements and notes hereto have been adjusted to reflect this stock dividend.

RESTRICTIONS ON DIVIDENDS - South Carolina banking regulations restrict the amount of dividends that can be paid to stockholders. All of the Bank's dividends to stockholders are subject to the prior approval of the Commissioner of Banking and are payable only from the undivided profits.

NOTE M - CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE M - CAPITAL REQUIREMENTS - Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios (set forth in the table below) of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common stockholders' equity, excluding the unrealized gain or loss on securities available for sale, minus certain intangible assets. Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital.

The Bank is also required to maintain capital at a minimum level based on average assets (as defined), which is known as the leverage ratio. Only the strongest institutions are allowed to maintain capital at the minimum requirement. All others are subject to maintaining ratios 1% to 2% above the minimum.

As of the most recent regulatory examination, the Bank was deemed well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events that management believes have changed the Bank's categories.

The following table summarizes the capital ratios and the regulatory minimum requirements of the Bank at December 31, 1998 and 1997.

                                                                                                 To Be Well
                                                                                              Capitalized Under
                                                                          For Capital         Prompt Corrective
                                                       Actual          Adequacy Purposes      Action Provisions
                                                ------------------     ------------------    -------------------
                                                Amount       Ratio     Amount       Ratio    Amount        Ratio
                                                ------       -----     ------       -----    ------        -----
(Dollars in thousands)
DECEMBER 31, 1998
   Total capital (to risk weighted assets)      $8,711        14.2%    $4,907        8.0%    $6,134        10.0%
   Tier 1 capital (to risk weighted assets)      7,944        13.0      2,454        4.0      3,681         6.0
   Tier 1 capital (to average assets)            7,944         9.9      3,220        4.0      4,025         5.0

DECEMBER 31, 1997
   Total capital (to risk weighted assets)      $8,018        17.1%    $3,744        8.0%    $4,679        10.0%
   Tier 1 capital (to risk weighted assets)      7,433        15.9      1,872        4.0      2,808         6.0
   Tier 1 capital (to average assets)            7,433        12.5      2,886        4.0      3,608         5.0

NOTE N - RETIREMENT & EMPLOYEE BENEFITS

The Bank has a Simplified Employee Pension plan under section 408(k) of the Internal Revenue Code covering employees who have completed one year of service and have reached the age of twenty-one. The Bank is not required to make contributions to the plan in a given year but may do so at the discretion of management. Any contribution must be allocated to all eligible employees based on the percentage of each employee's eligible compensation. Once the contributions have been made, eligible employees are fully vested and control their investments. The Bank contributed $55,000, $35,000, and $31,000 to the plan during 1998, 1997, and 1996, respectively.

In 1997, the Board of Directors approved a deferred compensation plan whereby directors may elect to defer the payment of their fees. Under the terms of the plan, the Bank accrues an expense equal to the amount deferred plus an interest component based on the prime rate of interest at the beginning of each year. The Bank has purchased life insurance contracts on each of the participating directors to fund the Bank's liability. For the years ended December 31, 1998 and 1997, $53,000 and $22,000, respectively, of directors' fees were deferred and included in other liabilities.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE O - OTHER EXPENSES

Other expenses are summarized as follows:

                                                                                   Year ended December 31,
                                                                               -------------------------------
(Dollars in thousands)                                                         1998          1997         1996
                                                                               ----         -----         ----
Stationery, printing and postage                                               $191         $ 182         $112
Advertising and promotion                                                       110           125           62
Professional services                                                           127           127           83
Insurance                                                                        52            48           19
ATM services                                                                     50            23           18
Collection and repossession                                                      29            27            8
Other                                                                           298           195          169
                                                                               ----         -----         ----
          Total                                                                $857         $ 727         $471
                                                                               ====         =====         ====

NOTE P - INCOME TAXES

Income tax expense is summarized as follows:

                                                                                   Year ended December 31,
                                                                               -------------------------------
(Dollars in thousands)                                                         1998          1997         1996
                                                                               ----         -----         ----

Current portion:
    Federal                                                                    $231         $ 329         $307
    State                                                                        22            32           28
                                                                               ----         -----         ----
          Total current                                                         253           361          335
                                                                               ----         -----         ----
Deferred portion:
    Federal                                                                      38          (125)         (53)
    State                                                                         4           (15)          (6)
                                                                               ----         -----         ----
          Total deferred                                                         42          (140)         (59)
                                                                               ----         -----         ----

          Total                                                                $295         $ 221         $276
                                                                                                          ====
Income tax expense is allocated as follows:
     To continuing operations                                                  $272         $ 214         $296
     To stockholders' equity                                                     23             7          (20)
                                                                               ----         -----         ----

          Total                                                                $295         $ 221         $276
                                                                               ====         =====         ====

The significant components of the deferred tax expense (benefit) in 1998, 1997 and 1996 are as follows:


                                                                                   Year ended December 31,
                                                                               -------------------------------
(Dollars in thousands)                                                         1998          1997         1996
                                                                               ----         -----         ----

Allowance for loan losses                                                      $ 20         $(139)        $(52)
Accumulated depreciation                                                         29            (2)           6
Net capitalized loan costs                                                      (18)           (1)           2
Software amortization                                                             4             5           --
Other real estate owned                                                          (4)           (2)          --
Deferred directors' fees                                                        (12)           (8)           5
                                                                               ----         -----         ----
    Deferred tax benefit attributable to continuing operations                   19          (147)         (39)

    Deferred tax expense (benefit) attributable to stockholders' equity          23             7          (20)
                                                                               ----         -----         ----
          Total                                                                $ 42         $(140)        $(59)
                                                                               ====         =====         ====

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE P - INCOME TAXES - Continued

The components of the net deferred tax asset as of December 31, 1998 and 1997 are as follows:

(Dollars in thousands)                                      December 31,
                                                          ----------------
                                                          1997        1997
                                                          ----        ----
Deferred tax assets:
  Allowance for loan losses                               $274        $294
  Net capitalized loan costs                                 3          --
  Other real estate owned                                    5           2
  Deferred directors' fees                                  20           8
                                                          ----        ----
          Total deferred tax assets                        302         304
                                                          ----        ----
Deferred tax liabilities:
  Accumulated depreciation                                  81          53
  Net capitalized loan costs                                --          15
  Unrealized gain on securities available-for-sale          47          24
  Software amortization                                     14          10
                                                          ----        ----
          Total deferred tax liabilities                   142         102
                                                          ----        ----
          Net deferred tax asset                          $160        $202
                                                          ====        ====

Deferred tax assets represent the future tax benefit of future deductible differences and, if it is more likely than not that a tax asset will not be realized, a valuation allowance is required to reduce the recorded deferred tax assets to net realizable value. Management has determined that it is more likely than not that the entire deferred tax asset at December 31, 1998 and 1997 will be realized and, accordingly, has not established a valuation allowance.

A reconciliation between the income tax expense and the amount computed by applying the Federal statutory rates of 34% to income before income taxes follows:

                                                                Year ended December 31,
                                                          ---------------------------------
(Dollars in thousands)                                     1998          1997          1996
                                                          -----         -----         -----

Tax expense at statutory rate                             $ 266         $ 219         $ 290
State income tax, net of Federal income tax effect           23            20            25
Tax exempt interest income                                  (31)          (18)          (18)
Other                                                        14            (7)           (1)
                                                          -----         -----         -----

    Total                                                 $ 272         $ 214         $ 296
                                                          =====         =====         =====

NOTE Q - UNUSED LINES OF CREDIT

As of December 31, 1998, the Bank had unused lines of credit to purchase federal funds from unrelated banks totaling $1,000,000. These lines of credit are available on a one to fourteen day basis for general corporate purposes. The lenders have reserved the right not to renew their respective lines. The Bank may also borrow additional amounts from the Federal Home Loan Bank based on a predetermined formula. Advances are subject to approval by the Federal Home Loan Bank and may require the Bank to pledge additional collateral.

                             HORRY COUNTY STATE BANK

                          NOTES TO FINANCIAL STATEMENTS

NOTE R - THE YEAR 2000

The Bank has conducted a comprehensive review of its computer hardware and software systems to identify those systems that could be affected by the Year 2000 issue. The Year 2000 problem is the result of computer programs being written using two digits rather than four to represent the applicable year. Any of the Bank's software systems that have date-sensitive routines or hardware that has imbedded chips with date-sensitive algorithms may recognize a date of "00" as the year 1900 rather than 2000. This could result in a major system failure or errors and miscalculations in processing information. The Bank presently believes that, with modifications to existing hardware and software and replacing non-compliant systems with Year 2000 compliant systems, the Year 2000 problem will not pose significant operational problems for the Bank's computer systems as so modified and converted. However, management cannot guarantee with any certainty the effect that the Year 2000 will ultimately have on the Bank or its operations.

NOTE S - RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board released Statement of Financial Account Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair values. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Bank generally does not purchase derivative instruments or enter into hedging activities.

This statement is effective for fiscal years beginning after June 15, 1999.

                             HORRY COUNTY STATE BANK

                               BOARD OF DIRECTORS



D. Singleton Bailey...............................................................President, Loris Drug Store, Inc.

Franklin C. Blanton...............................................................President, Blanton Supplies, Inc.

Russell R. Burgess, Jr................................................................Owner, Aladdin Realty Company
                                                                                         Owner and Broker-In-Charge
                                                                                 Burgess Realty & Appraisal Service

William H. Caines.......................................................President, Caines Realty & Appraisals, Inc.
                                                                               President, Blackburn Insurance, Inc.

James R. Clarkson................................................................................President and CEO,
                                                                                            Horry County State Bank

J. Lavelle Coleman..................................................................President, Tabor City Oil, Inc.

Boyd R. Ford, Jr................................................................Retired, Ford's Fuel Services, Inc.
                                                                                         & Ford's Propane Gas, Inc.

Charles F. Freeman............................................................................Chairman & President,
                                                                                           Aetna Freight Lines Inc.
                                                               Chairman & President Atlas Transport Brokerage, Inc.
                                                            Chairman & President, Felburn Foundation, Arlington, VA
                                                                 Vice President, Isle Base, Ltd., Hamilton, Bermuda

Tommie W. Grainger..................................................................President, Coastal Timber, Inc.

Randy B. Hardee..........................................................................President, Hardee Business
                                                                                                     Services, P.C.

Gwyn G. McCutchen...........................................................................................Dentist

T. Freddie Moore................................................................President, Gateway Drug Store, Inc.

Carroll D. Padgett, Jr.....................................................................................Attorney

Bill G. Page.....................................................................President, Page Chemical Co., Inc.


                       OFFICERS OF THE BOARD OF DIRECTORS


         Carroll D. Padgett, Jr.                   T. Freddie Moore
                Chairman                             Vice Chairman

             Randy B. Hardee                       James R. Clarkson
                Secretary                          President and CEO

                             HORRY COUNTY STATE BANK

                             OFFICERS AND EMPLOYEES

LORIS OFFICES:

(1) BROAD STREET

           Lewis C. Shannon                         JoAnn D. Floyd                           Diana Elliot
             Loan Officer                          Banking Officer                       Asst. Vice President

             Greta W. Todd                           Debra C. Todd                        Crystal H. Gerald
            Teller/Customer                          Head Teller                                Teller
         Service Representative

          Lou Sherry Grissett                         Amy Cannon                          Stephanie L. Boyd
                Teller                     Loan Officer/Compliance Officer                   Receptionist

(2) MEETING STREET

          Margaret C. Fowler                      Rachel G. Bullard                        Carla Chestnutt
            Branch Manager/                          Head Teller                                Teller
      Loan Operations Supervisor

MT. OLIVE OFFICE:

          Bernice S. Hammond                     Vivian B. Williamson                      Tammy M. Huggins
            Vice President                       Asst. Vice President                    Head Teller/Customer
                                                                                        Service Representative

          Gloria T. Woodbury                                                                Martha Cannon
                Teller                                                                          Teller

N. MYRTLE BEACH OFFICE:

           Glenn R. Bullard                         Rhonda W. Bell                         Cameron Jackson
            Vice President                 Customer Service Representative                   Loan Officer

            Wendy R. Poole                       Ruthmary C. Tadlock                        Delola C. Lee
              Head Teller                               Teller                                  Teller

TABOR CITY OFFICE:

         Walter R. Williamson                     Phyllis F. Coleman                      Diana G. Hardwick
            Vice President                       Asst. Vice President                        Head Teller

           Terry E. Stevens                         Tammy S. Cribb                        Amanda P. Stanley
                Teller                     Customer Service Representative                      Teller

CONWAY OFFICE:

            James F. Lewis                           John D. Gore                           Tina M. Martin
            Vice President                       Asst. Branch Manager                        Head Teller

          Christy M. Trichell                       Tabitha N. Lee                          Marie Maslich
    Customer Service Representative                     Teller                     Customer Service Representative/
                                                                                             Head Teller

                             HORRY COUNTY STATE BANK

                             OFFICERS AND EMPLOYEES

SUPPORT SERVICES:

(1) DEPOSIT OPERATIONS

             Cindy W. King                          Brett W. Roth                           Melissa Holmes
         Asst. Vice President/               Network Operations Assistant                 ATM Representative
          Operations Officer

           Carol A. Reichert                        Lila T. Tyler                             Verna Ford
       Bookkeeper/Proof Operator                   Head Bookkeeper                            Bookkeeper

          Saundra C. Stevens                       Shelby C. Elliot                      Jennifer C. Spencer
              Bookkeeper                              Bookkeeper                      Bookkeeper/Proof Operator

            Alicia Williams                                                                Joseph J. Jones
     Bookkeeper/Computer Processor                                                             Courier


(2) LOAN OPERATIONS

           April J. Hardwick                        S. Neil Prince                         Sheila H. Riley
            Loan Processor                     Documentation Assistant                 Documentation Assistant


RESIDENTIAL MORTGAGE LENDING:

                                                   Kerry P. Rogers
                                               Assistant Vice President


EXECUTIVE OFFICES:

           James R. Clarkson                     V. Denise Carpenter                      Loretta B. Gerald
          President & C.E.O.                   Administrative Assistant               Assistant Vice President/
                                                                                       Internal Auditor/Cashier

           Sharon C. Vaught                                                                 Heather Watts
   Audit Assistant/Accounts Payable                                                   Audit/Compliance Assistant

                             HORRY COUNTY STATE BANK
                                5009 Broad Street
                           Loris, South Carolina 29569


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Horry County State Bank. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about our accomplishments in 1998 and look forward to discussing both our accomplishments and our plans with you.

         At the meeting, we will also ask you to approve the formation of a holding company for our bank. The formation of a holding company will not change the amount or percentage of stock you own or result in any change in the bank's management. It will, however, provide us with a great deal more flexibility through which we can grow and continue to serve your financial needs. We explain our reasons for the holding company formation in the enclosed proxy statement. We will also answer any questions you may have about the bank or the formation of a holding company at the annual meeting. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 22, 1999 at 7:00 p.m. at the Loris Community Hospital Center for Health & Fitness, 3207 Casey Street, Loris, South Carolina 29569, for the following purposes:

         1.       To elect all members to the Board of Directors;

         2. To consider a proposal to approve the reorganization of the bank into a holding company structure; and

         3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the bank's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your bank by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                     By Order of the Board of Directors,

                                              /s/ James R. Clarkson

                                     James R. Clarkson
                                     President and Chief Executive Officer

March 29, 1999
Loris, South Carolina

                             HORRY COUNTY STATE BANK
                                5009 Broad Street
                           Loris, South Carolina 29569


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 22, 1999

INTRODUCTION

         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Horry County State Bank (the "Bank"). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. The proxy statement also serves as the offering circular for the proposed new holding company, as it relates to the 501,385 shares of the holding company common stock to be issued to the shareholders of the Bank in exchange for their shares of Bank common stock. We encourage you to read this Proxy Statement/Offering Circular carefully.

         At the Annual Meeting, shareholders will be asked to approve the reorganization of the Bank into a holding company structure (the "Reorganization") in accordance with the Reorganization Agreement and Plan of Exchange dated as of March 19, 1999 (the "Reorganization Plan"), a copy of which is attached as Appendix A to this Proxy Statement/Offering Circular. The Reorganization Plan provides for a statutory share exchange between the shareholders of the Bank and HCSB Financial Corporation, a South Carolina corporation recently organized to serve as the holding company for the Bank (the "Holding Company"). At the effective date of the Reorganization, each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of the Holding Company (the "Share Exchange"). After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Holding Company in substantially the same manner and from the same offices as the Bank did before the Reorganization, and all current shareholders of the Bank will become shareholders of the Holding Company. See "The Proposed Reorganization."

         At the Annual Meeting, you also will vote on the election of all of the directors of the Bank for a one-year term. All of the existing directors of the Bank have been nominated for reelection.

VOTING INFORMATION

         The Board set March 15, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 501,385 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint Hoyt J. Hardee and Larry G. Floyd as your representatives at the meeting. Mr. Hardee and Mr. Floyd will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Hardee and Mr. Floyd will vote your proxy for approval of the Reorganization and for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting Mr. Hardee and Mr. Floyd will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by (i) submitting a properly signed written notice of revocation to James R. Clarkson at the Bank's principal address; (ii) signing and delivering another proxy with a later date, or (iii) by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 29, 1999.

                         ------------------------------

      The date of this Proxy Statement/Offering Circular is March 29, 1999

                           HCSB FINANCIAL CORPORATION
                                OFFERING CIRCULAR
                        --------------------------------

                                 PROXY STATEMENT
                                       for
                        ANNUAL MEETING OF SHAREHOLDERS OF
                             HORRY COUNTY STATE BANK
                            TO BE HELD APRIL 22, 1999

                                TABLE OF CONTENTS

================================================================================


                                                                              PAGE
                                                                              ----

SUMMARY........................................................................1

THE PROPOSED REORGANIZATION....................................................2

RIGHTS OF DISSENTING SHAREHOLDERS..............................................7

FEDERAL INCOME TAX CONSEQUENCES................................................9

DIVIDENDS ....................................................................10

PRO FORMA CONDENSED FINANCIAL INFORMATION.....................................11

MANAGEMENT; ELECTION OF DIRECTORS.............................................12

PRINCIPAL SHAREHOLDERS OF THE BANK............................................15

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934..........17

RESTRICTIONS ON TRANSFER OF STOCK
         RECEIVED BY CERTAIN INDIVIDUALS......................................17

FINANCIAL STATEMENTS; REPORT ON FORM 10-KSB...................................18

LEGAL MATTERS.................................................................18

INDEPENDENT PUBLIC ACCOUNTANTS................................................18

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.............18

AVAILABLE INFORMATION.........................................................19

OTHER MATTERS.................................................................19

         APPENDIX A: Reorganization Agreement and Plan of Exchange APPENDIX B: South Carolina Dissenters Rights Statute

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/ OFFERING CIRCULAR, IN CONNECTION WITH THE OFFERS MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROXY STATEMENT/OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/OFFERING CIRCULAR, NOR ANY OFFER, SOLICITATION OR DISTRIBUTION MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC. THESE SECURITIES ARE NOT GUARANTEED BY THE BANK OR BY THE HOLDING COMPANY AND MAY LOSE VALUE.

                                     SUMMARY

         This summary highlights information contained elsewhere in this Proxy Statement/Offering Circular. Because it is a summary, it may not contain all of the information about the Annual Meeting that is important to you. We encourage you to read the entire Proxy Statement/Offering Circular carefully.

ANNUAL MEETING

         Date, Time, and Place. The Annual Meeting will be held on April 22, 1999, commencing at 7:00 p.m. Eastern standard time at the Loris Community Hospital Center for Health & Fitness, 3207 Casey Street, Loris, South Carolina 29569.

         Purpose. At the Annual Meeting, the shareholders will be asked to approve the Reorganization pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company. Shareholders will also vote to elect directors of the Bank for a one-year term and until their successors are elected and qualified.

         Vote Required, Record Date, and Voting Rights. Approval of the Reorganization will require the affirmative vote of the holders of at least two-thirds of the Bank's outstanding stock. The Board of Directors of the Bank has fixed March 15, 1999 as the record date ("Record Date") for the determination of holders of Bank stock entitled to receive notice of and vote at the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 501,385 shares of Bank common stock entitled to vote at the Annual Meeting and there were 1,664 shareholders of record. Holders of Bank common stock are entitled to one vote for each share held of record upon each matter properly submitted at the Annual Meeting.

         The members of the Bank's Board of Directors believe that the Reorganization is in the Bank's shareholders' best interest because the Holding Company will have greater business and investment flexibility than the Bank. For example, the Holding Company can redeem its own shares, issue shares, and borrow money without regulatory approval, engage through non-bank subsidiaries in certain banking-related activities, and acquire other banks and thrifts. See "The Proposed Reorganization - Reasons for the Reorganization."

         The Bank's Board of Directors has unanimously approved the Reorganization and recommends that the shareholders vote in favor of approval. The Bank's directors and executive officers beneficially owned 16.2% of the Bank's outstanding common shares as of the Record Date, and they have indicated that they will vote their shares in favor of the Reorganization. If they vote in favor of the Reorganization, only 60.2% of the remaining shareholders need to vote in favor of the Reorganization to approve the plan.

RIGHTS OF DISSENTING SHAREHOLDERS

         If the Reorganization is consummated, shareholders who dissent will be entitled, upon compliance with the provisions of Chapter 13 of Title 33 of the Code of Laws of South Carolina (the "South Carolina Dissenters Rights Statute") to receive the value of their shares in cash. Any Bank shareholder intending to assert dissenters' rights may not vote in favor of the Reorganization and must file a written notice of intent to demand payment for his shares with the corporate secretary of the Bank before the vote is taken at the Annual Meeting. A vote against approval of the Reorganization will not, in and of itself, satisfy the requirements of the South Carolina Dissenters Rights Statute. See "Rights of Dissenting Shareholders" and Appendix B.

EFFECT OF REORGANIZATION ON THE BANK'S SHAREHOLDERS

         If the Reorganization is consummated, the Bank's shareholders' common stock will be exchanged for shares of common stock of the Holding Company. Shareholders should consider carefully the differences in their rights as shareholders of the Bank and their rights as shareholders of the Holding Company. For instance, unlike the Bank, the Holding Company's Board of Directors may authorize the issuance of capital stock without the approval of the South Carolina State Bank Board, and such stock may be issued for property or services as well as for cash. Although the Holding Company has no current plans to do so, unlike the Bank, the Holding Company is permitted to borrow from third party institutions and pledge all of the Bank's stock as collateral. If the Holding Company were to borrow such funds, pledge the Bank stock, and default on the loan, the Holding Company could forfeit the Bank stock. Except as otherwise described in this Proxy Statement/Offering Circular, Holding Company shareholders will have rights generally comparable to their present rights as shareholders of the Bank. See "The Proposed Reorganization - Effect of Reorganization on the Bank's Shareholders." Also see "Restrictions On Transfer of Stock Received By Certain Individuals" for a description of resale restrictions applicable to certain holders of Holding Company stock under the Securities Act of 1933 (the "Securities Act").

REGULATORY APPROVALS

         Before the proposed Reorganization is consummated, the Bank and the Holding Company must notify the South Carolina Bank Board and the Board of Governors of the Federal Reserve System ("Federal Reserve"). If the Reorganization meets certain criteria established by the Federal Reserve (which the Bank believes it will meet), the Reorganization can be consummated 30 days after the Federal Reserve receives this notice. We intend to file notice applications with each of these regulatory authorities in the near future.

TAX CONSEQUENCES AND ACCOUNTING TREATMENT

         Under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss will be recognized for federal income tax purposes by the Bank, the Holding Company, or the Bank's shareholders who receive solely stock of the Holding Company in connection with the proposed Share Exchange. No ruling to that effect will be requested from the Internal Revenue Service. Cash received by shareholders who exercise their dissenters' rights will be treated as amounts distributed in redemption of their shares and will be taxable under the provisions of Section 302 of the Code as either ordinary income or capital gain or loss, depending upon the circumstances of the individual shareholder. See "Federal Income Tax Consequences." The Holding Company intends to account for the Reorganization under the "pooling of interests" method of accounting.


                           THE PROPOSED REORGANIZATION

REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE

         The description of the Reorganization set forth in this section does not purport to be complete and it is qualified in its entirety by reference to the Reorganization Agreement and Plan of Exchange which is attached hereto as Appendix A.

DESCRIPTION OF THE REORGANIZATION

         The Holding Company is a corporation organized under the laws of the State of South Carolina. If the Bank's shareholders approve the Reorganization, the Bank's holding company reorganization will be accomplished pursuant to a statutory share exchange between the Bank and the Holding Company. The share exchange will be effective and the Reorganization will be consummated as of the date specified in the certificate of share exchange issued by the South Carolina Secretary of State's office.

         At the effective date of the Reorganization, each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of the Holding Company. After consummation of the Reorganization, the Bank will conduct its business as a wholly-owned subsidiary of the Holding Company in substantially the same manner and from the same offices as the Bank did before the Reorganization, and all current shareholders of the Bank will become shareholders of the Holding Company. The articles of incorporation, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Reorganization. The Reorganization will be accounted for as a pooling of interests.

         The Holding Company was recently organized at the direction of the management of the Bank to accomplish the Reorganization. The Bank's directors are also the directors of the Holding Company and, currently, the sole shareholders of the Holding Company. In connection with the Reorganization, the Holding Company will redeem the directors' stock in the Holding Company for the same consideration paid by them for such stock.

REASONS FOR THE REORGANIZATION

         We believe the Reorganization is in the best interest of the Bank's shareholders because the Holding Company will have greater business and investment flexibility than the Bank in several areas. There are three primary benefits from the Reorganization.

         First, the Bank can raise capital only by selling unissued shares of its stock or by issuing certain debt instruments, such as subordinated notes. It must obtain regulatory approval to sell those shares or subordinated notes, and sales of stock would dilute shareholders' ownership. The Holding Company, on the other hand, can borrow funds to make capital contributions to the Bank. The Bank can repay such loans with dividends paid from the Bank to the Holding Company, and the Holding Company can eliminate the dividends in computing its taxable income if it and the Bank file a consolidated tax return. Of course, use of Bank dividends to repay these loans would reduce the amount of dividends available to be used for other purposes, such as funds for the Holding Company to distribute as dividends to its shareholders. If the Holding Company prefers to raise money by issuing stock, it can do so without regulatory approval, subject to federal and state securities law requirements. The Holding Company has no current plans to raise additional capital or to borrow funds to make capital contributions to the Bank.

         Second, except in certain unusual circumstances, the Bank is not permitted to purchase its own stock or to lend money secured by its own stock. The Holding Company may, within limits, redeem its own stock, and the Bank, as the Holding Company's subsidiary, may, within limits, make loans secured by Holding Company stock.

         In addition to the benefits discussed above, the Reorganization and the resulting corporate structure will impose certain additional costs and burdens relating to the Holding Company, including: (i) direct costs of the Reorganization, such as legal fees, accounting fees and printing costs, (ii) additional administrative burdens of operating the holding company, such as management time and expenses, (iii) regulation by the Federal Reserve at the Holding Company level, and (iv) Securities Act registration with and Exchange Act reporting to the Securities and Exchange Commission rather than to the FDIC.

         In summary, we believe that the greater business and investment capabilities of the Holding Company will enable the Bank to compete more effectively with other financial institutions and will help place the Bank in a better position for future growth. We believe that these advantages to the Reorganization outweigh the costs of the Reorganization and the additional regulatory and administrative burdens associated with the Holding Company.

CONDITIONS TO THE REORGANIZATION

         The Reorganization has been unanimously approved by the Boards of Directors of the Bank and the Holding Company. Consummation of the Reorganization is conditioned upon approval by holders of two-thirds of the outstanding shares of the Bank, and upon the receipt of any required approvals from regulatory agencies, including the South Carolina Bank Board and the Federal Reserve.

TERMINATION

         The Reorganization Plan may be terminated at any time before the Effective Date if:

                  (1) the number of shares of common stock of the Bank voted against the Reorganization shall make consummation of the Reorganization unwise in the opinion of the Bank's Board of Directors;

                  (2) any claim relating to the Reorganization has been instituted or threatened before any court or administrative body; or

                  (3) the Bank's Board of Directors subsequently determines that the Reorganization is inadvisable.

SURRENDER OF CERTIFICATES

         Upon consummation of the Reorganization on the Effective Date, the Bank's shareholders will be furnished instructions for surrendering their present stock certificates and for replacing any lost, stolen or destroyed certificates. As of the Effective Date, each certificate representing common stock of the Bank will be deemed to evidence the right to receive Holding Company stock as provided by the Reorganization Plan. However, under the terms of the Reorganization Plan, shareholders who do not surrender their Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such shareholders would otherwise receive will be held, without interest, for their accounts until surrender of their Bank stock certificates.

SHAREHOLDER APPROVAL

         The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Bank's common stock entitled to vote at the Annual Meeting is required for approval of the Reorganization Plan. On the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the outstanding voting securities of the Bank consisted of 501,385 shares of common stock, with the registered holders thereof being entitled to one vote per share. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

EFFECT OF REORGANIZATION ON THE BANK'S SHAREHOLDERS

         Generally. If the Reorganization is consummated, the Bank's shareholders will become holders of the same number of shares of Holding Company common stock as the number of shares of Bank common stock they held prior to the Reorganization, and their respective percentage ownership interest in the Holding Company will be identical to their respective percentage ownership interest in the Bank (except to the extent that such ownership interest may be increased by the retirement of shares from Bank shareholders who exercise their statutory right to dissent). After the Reorganization, the rights and privileges of former Bank shareholders will be governed by the provisions of the South Carolina Business Corporation Act rather than the provisions of Title 34 of the Code of Laws of South Carolina (the "South Carolina Bank Act"). Shareholders should carefully consider the differences between their rights as shareholders of the Holding Company and their rights as shareholders of the Bank. The principal differences are described below.

         Issuance of Additional Capital Stock. The South Carolina Bank Act provides that the issuance of stock by the Bank is subject to approval by the South Carolina Bank Board, and that Bank stock, except for certain limited exceptions, may be issued only for cash consideration. On the other hand, stock issuances by the Holding Company will not be subject to such regulatory approval and stock may be issued by the Holding Company for cash, other property, or services.

         Limitation of Liability. The Holding Company's Bylaws provide or allow for indemnification of directors, officers and employees. The current Bylaws of the Bank also contain a similar provision, although it is unclear whether such provision would be enforceable under all circumstances, especially in the context of an enforcement action by the FDIC. In addition, the Holding Company's Articles of Incorporation limit director's monetary liability to the fullest extent of South Carolina law. The Bank's Articles of Incorporation do not contain such a provision. As a result, the limits on liability available to the Holding Company's directors, officers and employees may be more favorable to the Holding Company's directors, officers and employees than the similar provisions available to the Bank's directors, officers and employees.

         Staggered Board of Directors. The Holding Company's Articles of Incorporation and Bylaws provide for a staggered Board of Directors. The Board is divided into three classes of directors serving staggered three-year terms, with approximately one-third of the Board elected at each annual meeting of shareholders. As a result, at least two annual meetings may be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable. The Bank's Articles of Incorporation and Bylaws do not provide for a staggered board of directors. The classification of directors of the Holding Company will have the effect of making it more difficult for shareholders to change the composition of the Board of Directors.

         Control Share Acquisitions. The Holding Company will be subject to the South Carolina control share acquisitions statute. This statute is designed to afford shareholders of public companies headquartered in South Carolina protection against certain types of acquisitions in which a third party seeks to gain voting control of the company. Generally, the statute applies to acquisitions of shares which would result in the third party's stock ownership falling within any one of the following ranges of all voting power of the company: 20% to 33%, 33% to 50%, or greater than 50%. Shares acquired in a transaction that would take the third party over one of these milestones will not have voting rights unless a majority of the disinterested shareholders of the company (this excludes the third party as well as any insiders of the company, all of whom must abstain from the vote) vote to accord voting rights to the shares. Under certain circumstances, the statute permits the third party to call a special shareholders meeting so that the disinterested shareholders may conduct this vote. Generally, if the shares are accorded full voting rights and the third party acquires a majority of all outstanding shares, the other shareholders will have dissenters' rights to receive fair value for their shares. Under certain circumstances, the statute also enables the company to redeem the third party's shares. A company may elect in its articles of incorporation or bylaws not to be subject to the statute.

         Restrictions on Resale of Holding Company Stock. Persons who are "affiliates" of the Bank at the time that the Reorganization Plan is submitted to the Bank's shareholders for approval and persons who are or become "affiliates" of the Holding Company will be subject to restrictions on the resale of their shares of Holding Company common stock under the Securities Act. In contrast, affiliates of the Bank are not subject to those resale restrictions under the Securities Act because stock of a bank is exempt from the registration provisions of the Securities Act pursuant to Section 3(a)(2) thereof. See "Restrictions On Transfer Of Stock Received By Certain Individuals."

REGULATION OF THE HOLDING COMPANY

         Because it will own the outstanding capital stock of the Bank, the Holding Company will be a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956 (the "BHCA") and The South Carolina Bank Holding Company Act (the "South Carolina Act"). The activities of the Holding Company will also be governed by the Glass-Steagall Act of 1933 (the "Glass-Steagall Act").

         The BHCA. Under the BHCA, the Holding Company will be subject to periodic examination by the Federal Reserve and will be required to file periodic reports of its operations and such additional information as the Federal Reserve may require. The Holding Company's and the Bank's activities are limited to banking, managing, or controlling banks; furnishing services to or performing services for its subsidiaries; and engaging in other activities that the Federal Reserve determines to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto.

         Investments, Control, and Activities. With certain limited exceptions, the BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring substantially all the assets of any bank, (ii) acquiring direct or indirect ownership or control of any voting shares of any bank if after such acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares), or (iii) merging or consolidating with another bank holding company.

         In addition, and subject to certain exceptions, the BHCA and the Change in Bank Control Act, together with regulations thereunder, require Federal Reserve approval (or, depending on the circumstances, no notice of disapproval) prior to any person or company acquiring "control" of a bank holding company, such as the Holding Company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the Holding Company has registered securities under Section 12 of the Exchange Act (which the Holding Company will be required to do with respect to the Common Stock) or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

         Under the BHCA, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities, unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial adviser, owning savings associations, and making investments in certain corporations or projects designed primarily to promote community welfare.

         The Federal Reserve Board will impose certain capital requirements on the Holding Company under the BHCA, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. Subject to its capital requirements and certain other restrictions, the Holding Company will be able to borrow money to make a capital contribution to the Bank, and such loans may be repaid from dividends paid from the Bank to the Holding Company (although the ability of the Bank to pay dividends will be subject to regulatory restrictions). The Holding Company will also be able to raise capital for contribution to the Bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws. Unlike the Bank, the Holding Company may, subject to certain limitations, repurchase its own stock.

         Source of Strength; Cross-Guarantee. In accordance with Federal Reserve Board policy, the Holding Company is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances in which the Holding Company might not otherwise do so. Under the BHCA, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition. The Bank may be required to indemnify, or cross-guarantee, the FDIC against losses it incurs with respect to any other bank controlled by the Company, which in effect makes the Company's equity investments in healthy bank subsidiaries available to the FDIC to assist any failing or failed bank subsidiary of the Company.

         Glass-Steagall Act. The Holding Company will also be restricted in its activities by the provisions of the Glass-Steagall Act, which will prohibit the Holding Company from owning subsidiaries that are engaged principally in the issue, flotation, underwriting, public sale, or distribution of securities. The interpretation, scope, and application of the provisions of the Glass-Steagall Act currently are being considered and reviewed by regulators and legislators, and the interpretation and application of those provisions have been challenged in the federal courts.

         South Carolina Act. As a bank holding company registered under the South Carolina Act, the Holding Company is subject to regulation by the South Carolina Bank Board. Consequently, the Holding Company must receive the approval of the South Carolina Bank Board prior to engaging in the acquisition of banking or nonbanking institutions or assets. The Holding Company must also file with the South Carolina Bank Board periodic reports with respect to its financial condition and operations, management, and intercompany relationships between the Holding Company and its subsidiaries.


                        RIGHTS OF DISSENTING SHAREHOLDERS

         If the Reorganization is consummated, shareholders who dissent will be entitled, upon compliance with the South Carolina Dissenters Rights Statute (Chapter 13 of Title 33 of the Code of Laws of South Carolina) to receive the value of their shares in cash. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights under the South Carolina Dissenters Rights Statute, a copy of which is set forth in Appendix B. The provisions for exercising dissenters' rights are complex and must be complied with precisely. Any shareholder of the Bank intending to dissent from the proposed Reorganization should consult carefully the text of Appendix B and is also advised to consult legal counsel.

         Any shareholder of the Bank entitled to vote on the Reorganization has the right to dissent from the Reorganization and receive payment of the fair value of his shares of the Bank common stock upon compliance with the South Carolina Dissenters Rights Statute. A shareholder may not dissent as to less than all of the shares that he beneficially owns, regardless of the number of accounts maintained for the benefit of such shareholder. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his behalf must notify the Bank in writing of the names and addresses of the record holders of the shares, if known to him.

         Any Bank shareholder intending to assert dissenters' rights may not vote in favor of the Reorganization and must file a written notice of intent to demand payment for his shares (the "Objection Notice") with the corporate secretary of the Bank before the vote is taken at the Annual Meeting. Objection notices should be forwarded to the following address: James R. Clarkson, Horry County State Bank, Loris, South Carolina 29569. The Objection Notice must state that the shareholder intends to demand payment for his shares of the Bank common stock if the Reorganization is effected. A vote against approval of the Reorganization will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 33-13-210 of the South Carolina Dissenters Rights Statute. If the Reorganization is approved by the Bank's shareholders at the Annual Meeting, each shareholder who has properly filed an Objection Notice will be notified by the Bank of such approval within 10 days after the Annual Meeting (the "Dissenters' Notice"). The Dissenters' Notice will
(i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and (b) deposit their Bank common stock certificates (the "Certificates"); (ii) inform holders of uncertificated shares of the Bank common stock of the extent of any restrictions on the transferability of such shares;
(iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the proposed Reorganization; (iv) set a date by which (x) the Bank must receive the Payment Demand, which may not be fewer than 30 or more than 60 days after the date the Dissenters' Notice is delivered and (y) the Certificates must be deposited as instructed in the Dissenters' Notice, which may not be earlier than 20 days after the date the Payment Demand is received by the Bank; and (v) be accompanied by a copy of the South Carolina Dissenters Rights Statute. Within the time prescribed in the Dissenters' Notice, a shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares of the Bank common stock before the date of this Proxy Statement/Offering Circular (which is the date of the first announcement to the Bank's shareholders of the terms of the Reorganization) and deposit his Certificates in accordance with the terms of the Dissenter's Notice. Upon filing the Payment Demand and depositing the Certificates, the shareholder will retain all other rights of a shareholder until these rights are canceled or modified by the consummation of the Reorganization. Failure to comply substantially with these procedures will cause the shareholder to lose his dissenters' rights to payment for the shares. Consequently, any Bank shareholder who desires to exercise his rights to payment for his shares is urged to consult legal counsel before attempting to exercise such rights.

         As soon as the Reorganization is consummated, or upon receipt of a Payment Demand, the Company shall, pursuant to Section 33-13-250 of the South Carolina Dissenters Rights Statute, pay to each dissenting shareholder who has substantially complied with the requirements of the South Carolina Dissenters Rights Statute the amount that the Holding Company estimates to be the fair value of the shares of the Bank common stock plus accrued interest. Section 33-13-250 of the South Carolina Dissenters Rights Statute requires that payment be accompanied by (i) certain of the Bank's financial statements, (ii) a statement of the Holding Company's estimate of the fair value of the shares and an explanation of how the Holding Company's estimate of the fair value and the interest were calculated, (iii) notification of rights to demand additional payment, and (iv) a copy of the South Carolina Dissenters Rights Statute. As authorized by Section 33-13-270, the Holding Company may delay any payments with respect to any shares held by a dissenting shareholder which were not held by such shareholder on the date of this Proxy Statement/Offering Circular of the terms of the Reorganization, unless the beneficial ownership devolved upon him by operation of law from a person who was the beneficial owner on such date. Where payments are so withheld, the South Carolina Dissenters Rights Statute requires the Holding Company, after the Reorganization, to send to the holder of such shares an offer to pay the holder an amount equal to the Holding Company's estimate of their fair value plus accrued interest, together with an explanation of the calculation of fair value and interest and a statement of the holder's right to demand additional payment under Section 33-13-280 of the South Carolina Dissenters Rights Statute.

         If the Reorganization is not consummated within 60 days after the date set for demanding payment and depositing Certificates, the Bank, within the 60-day period, will return the deposited Certificates and release any transfer restrictions imposed on the uncertificated shares. If, after returning deposited Certificates and releasing transfer restrictions, the Reorganization is consummated, the Bank must send a new Dissenters' Notice and repeat the payment demand procedure.

         If the dissenting shareholder believes that the amount paid by the Holding Company pursuant to Section 33-13-250 of the South Carolina Dissenters Rights Statute or offered under Section 33-13-270 of the South Carolina Dissenters Rights Statute is less than the fair value of his shares or that the interest due is calculated incorrectly, or if the Holding Company fails to make payment or offer payment (or, if the Reorganization has not been consummated, the Bank does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares), within 60 days after the date set in the Dissenters' Notice, then the dissenting shareholder may within 30 days after (i) the Holding Company made or offered payment for the shares or failed to pay for the shares or (ii) the Bank failed to return deposited Certificates or release restrictions on uncertificated shares timely, notify the Holding Company in writing of his own estimate of the fair market value of such shares (including interest due) and demand payment of such estimate (less any payment previously received). Failure to notify the Holding Company in writing of any demand for additional payment within 30 days after the Holding Company made payment for such shares will constitute a waiver of the right to demand additional payment.

         If the Holding Company and the dissenting shareholder cannot agree on a fair price within 60 days after the Bank receives such a demand for additional payment, the Holding Company must institute judicial proceedings to fix (i) the fair value of the shares and (ii) the accrued interest. The Holding Company must make all dissenters whose demands for additional payment remain unsettled parties to the proceeding and all such parties must be served with a copy of the petition. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the court, plus interest, exceeds the amount paid by the Holding Company. If the Holding Company does not institute such proceeding within such 60-day period, the Holding Company shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

         The court will assess certain costs and expenses of such proceeding (including reasonable compensation for, and the expenses of, the appraiser) against the Holding Company, except that the court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The court may award fees and expenses of counsel and experts in amounts the court finds equitable (i) against the Holding Company if the court finds that the Holding Company did not comply substantially with the relevant requirements of the South Carolina Dissenters Rights Statute or (ii) against either the Holding Company or any dissenting shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.


                         FEDERAL INCOME TAX CONSEQUENCES

         If the Share Exchange and related transactions take place as described in the Reorganization Plan and at least 50% of the Bank's outstanding common stock is exchanged for Holding Company common stock in the Share Exchange:

         (1) The Share Exchange between the Bank and the Holding Company should qualify as a "reorganization" within the meaning of Sections 368(a)(1)(B) of the Code.

         (2) Assuming the Share Exchange qualifies as a "reorganization," no gain or loss will be recognized by the Holding Company or the Bank as a result of the Share Exchange.

         (3) Assuming the Share Exchange qualifies as a "reorganization," no gain or loss will be recognized by any shareholder of the Bank upon the exchange of his Bank common stock in the Share Exchange solely for Holding Company common stock.

         (4) Cash received by a shareholder of the Bank who perfects his dissenters' rights will be treated as having been received by such shareholder in redemption of his Bank common stock, and such redemption will be taxable under the provisions of Section 302 of the Code as either ordinary income or capital gain or loss, depending upon the circumstances of the individual shareholder.

         (5) Assuming the Share Exchange qualifies as a "reorganization," the aggregate tax basis of the Holding Company common stock received by a Bank shareholder will be the same as such shareholder's basis in the Bank common stock exchanged for such Holding Company common stock in the Share Exchange.

         (6) Assuming the Share Exchange qualifies as a "reorganization," the holding period of the Holding Company common stock received in the Share Exchange by a Bank shareholder will include the period during which such shareholder held the Bank common stock exchanged for such Holding Company common stock, provided that such Bank common stock is held by such shareholder as a capital asset on the Effective Date.

         No ruling will be requested from the Internal Revenue Service ("IRS") concerning the tax consequences of the Share Exchange. Because no IRS ruling will be requested, there is a risk that the IRS will determine that the Share Exchange does not qualify as a "reorganization," resulting in adverse tax consequences to the Bank, the Holding Company and their shareholders.

         The foregoing brief summary is not, and is not intended to be, a complete analysis of all the federal income tax consequences of the Share Exchange. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS TO MAKE A PERSONAL APPRAISAL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION AND IN ORDER TO DETERMINE ANY STATE OR LOCAL TAX CONSEQUENCES OF THE SHARE EXCHANGE.

                                    DIVIDENDS

         The Bank has paid never paid cash dividends and in the near term intends to retain any future earnings to finance its growth. However, the Board of Directors has approved a 10% stock dividend for each of the years 1993 through 1997. The most recent stock dividend was a 5% stock dividend payable on March 15, 1999 to stockholders of record February 1, 1999. The Bank's ability to pay dividends is subject to the Bank's profitability and to government regulations that limit the aggregate amount of cash dividends paid to shareholders based on then-current income levels. The Holding Company's ability to pay any cash dividends to its shareholders will depend primarily on the Bank's ability to pay dividends to the Holding Company. The Bank is subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from its capital. All dividends must be paid out of the undivided profits then on hand, after deducting expenses, including losses and bad debts. The Bank must also obtain approval from the South Carolina Bank Board prior to the payment of any dividends to the Holding Company. In addition, the Bank may not pay a dividend if, after paying the dividend, the Bank would be undercapitalized.

                    PRO FORMA CONDENSED FINANCIAL INFORMATION

         Because the Holding Company was recently formed to acquire the Bank and has had no operations of its own, and because the Reorganization is expected to be accounted for in a manner similar to a pooling of interests, the Holding Company's consolidated balance sheet immediately after consummation of the Reorganization will be essentially identical to the Bank's balance sheet with the following changes: (a) Shareholders' equity will be reduced by the amount of the expenses of the Reorganization (estimated to be about $25,000); and (b) Shareholders' equity may be further reduced by any amounts that the Holding Company must pay dissenters. See "Rights of Dissenting Shareholders." Consummation of the Reorganization will not have any material effect on the earnings of the Bank and, on a consolidated basis, the pro forma consolidated results of operations of the Holding Company would be identical to those of the Bank, with the exception of the estimated expenses of the Reorganization. See page 14 of the Bank's Annual Report to Shareholders for a discussion of the Bank's regulatory capital ratios.

         The following table sets forth the actual capitalization of the Holding Company as of March 19, 1999, and the pro forma consolidated capitalization of the Holding Company and the Bank as of that date using the Bank's actual balance sheet amounts as of December 31, 1998. The information herein should be read in conjunction with the financial statements of the Bank from the Bank's 1998 Annual Report to Shareholders, which is being mailed with this Proxy Statement/Offering Circular.

                      PRO FORMA CONSOLIDATED CAPITALIZATION

                                               Holding Company               Pro Forma             Holding Company
                                                 Prior to the            Adjustments (Bank            After the
                                              Reorganization (1)       Shareholders' Equity)        Reorganization
                                            ---------------------      ---------------------       ---------------
Shareholders' Equity
--------------------
  Common stock, $.01 par value,
    10,000,000 shares authorized
      140 shares issued                         $           1          $            (1)  (2)       $             -
        501,385 shares issued                               0                    5,014   (3)                 5,014
  (Common stock, $5.00 par value,
    1,000,000 shares authorized
      501,385 shares issued)
                                                                                 (1399)  (2)
  Additional paid-in capital                             1399                7,250,375   (3)             7,250,375

                                                                               (25,000)  (4)
  Retained earnings                                         -                  688,515   (3)               663,515
  Unrealized holding gains and
    losses on available-for-sale
    securities                                              -                   79,877   (3)                79,877
         Total shareholders' equity             $        1400          $     7,997,381             $     7,998,781
                                                =============          ===============             ===============

---------------------------------
(1) On March 19, 1999, the Board of Directors of the Bank purchased 140 shares of the common stock of the Holding Company for $10.00 per share after its incorporation on March 15, 1999.
(2) Redemption on the Effective Date of 140 shares of common stock of the Holding Company purchased by the Board of Directors of the Bank in connection with the formation of the Holding Company.
(3) Issuance on the Effective Date of 501,385 shares of common stock of the Holding Company in exchange for all of the 501,385 outstanding shares of common stock of the Bank on a one-for-one share basis. Exchange has been accounted for in a manner similar to a pooling-of-interests and assumes no cash payments being made to dissenting shareholders of the Bank. Amounts are derived from the balance sheet of the Bank as of December 31, 1998.
(4)      Assuming $25,000 expenses of the Merger.

                        MANAGEMENT; ELECTION OF DIRECTORS

         Each of the current 14 directors of the Bank has been nominated for re-election. Set forth below is certain information about the nominees, including each nominee's age and position with the Bank. It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below to serve for a one-year term and until their successors are elected. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as the Bank's existing Board of Directors may recommend. Executive officers of the Bank serve at the discretion of the Bank's Board of Directors.

         The directors shall be elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED INDIVIDUALS.


NAME                         AGE    DIRECTOR          BUSINESS EXPERIENCE
----                         ---    --------          -------------------
                                     SINCE           DURING PAST FIVE YEARS
                                     -----           ----------------------
D. Singleton Bailey          48       1988      President, Loris Drug Store,
                                                Inc.

Franklin C. Blanton          54       1988      President, Blanton Supplies,
                                                Inc.; Vice President,
                                                Independent Builders Supply,
                                                Inc.; Vice President, Coastal
                                                Education Foundation

Russell R. Burgess, Jr.      56       1998      Owner, Aladdin Realty Company;
                                                owner & Broker-In-Charge,
                                                Burgess Realty & Appraisal
                                                Service; Member, N. Myrtle Beach
                                                City Council and N. Myrtle Beach
                                                Planning Commission

William H. Caines            62       1988      President, Caines Realty and
                                                Appraisals; President, Blackburn
                                                Insurance, Inc.

James R. Clarkson            47       1988      President & CEO, Horry County
                                                State Bank; Director, East
                                                Carolina Academy

J. Lavelle Coleman           59       1988      President, Tabor City Oil, Inc.;
                                                Partner, R.C. Coleman Tobacco
                                                Warehouse; farmer

Boyd R. Ford, Jr.            59       1988      Retired, Ford's Fuel Service,
                                                Inc. & Ford's Propane Gas, Inc.

Charles F. Freeman           69       1988      Chairman/President, Aetna
                                                Freight Lines, Inc.;
                                                Chairman/President, Atlas
                                                Transportation Brokerage, Inc.;
                                                Chairman/President, Felburn
                                                Foundation; Vice President, Isle
                                                Base Ltd., Bermuda

Tommie W. Grainger           59       1998      President, Coastal Timber Co.,
                                                Inc.; past owner, WJXY, AM/FM
                                                radio station

Randy B. Hardee              41       1988      President, Hardee Business
                                                Services; Director, Loris
                                                Chamber of Commerce; Captain,
                                                Loris Fire Department

Gwyn G. McCutchen            55       1988      Dentist; Consulting Staff, Loris
                                                Healthcare System

T. Freddie Moore             57       1988      President, Gateway Drug Store,
                                                Inc.

Carroll D. Padgett, Jr.      51       1988      Chairman, Horry County State
                                                Bank; Attorney, Carroll D.
                                                Padgett, Jr., P.A.

Bill G. Page                 64       1988      President, Page Chemical Co.,
                                                Inc.; Manager, Twin City Farmers
                                                Cooperative, Inc.; farmer

COMPENSATION

         The following table sets forth for the past three fiscal years the cash compensation paid or accrued by the Bank, as well as certain other compensation paid or accrued for those years, for services in all capacities to the chief executive officer of the Bank. No executive officer of the Bank earned total compensation, including salary and bonus, for the fiscal year ended December 31, 1998 in excess of $100,000.


                                            SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                            COMPENSATION
                                                                                AWARDS
                                             ANNUAL COMPENSATION         ----------------------
NAME AND                                   -----------------------             SECURITIES               ALL OTHER
PRINCIPAL POSITION                YEAR     SALARY (1)        BONUS       UNDERLYING OPTIONS (#)     COMPENSATION (1)
-------------------               ----     ----------        -----       ----------------------     ----------------
James R. Clarkson, President      1998       $95,000         $1,827               ----                   $9,678
and CEO                           1997        84,998          2,366               ----                    8,108
                                  1996        73,164          6,407               ----                    8,769

----------
(1) Includes employees life, disability and health insurance benefits, retirement fund contributions, and directors fees.

COMPENSATION OF DIRECTORS

         During the year ended December 31, 1998, outside directors received fees of $150 for attendance at each Board meeting. Directors were paid $50 for attending meetings of committees of the Board of Directors.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The law office of Carroll D. Padgett, Jr., P.A. serves as counsel for the Bank and is paid for legal services rendered to the Bank in that capacity. Carroll D. Padgett, Jr. is a director of the Bank.

         The Bank has had, currently has, and will continue to have banking and other transactions in the ordinary course of business with directors and officers of the Bank and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Bank believes that such transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to the Bank. The Bank is subject to a limit on the aggregate amount it could lend to its and the Bank's directors and officers as a group equal to its unimpaired capital and surplus (or, under a regulatory exemption available to banks with less than $100 million in deposits, twice that amount). Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

BOARD MEETINGS AND COMMITTEES

         The Bank's Board of Directors held 14 meetings in 1998. All directors attended at least 75% of such meetings and the meetings of each committee of which they are members, with the exception of Franklin C. Blanton, J. Lavelle Coleman, Boyd R. Ford, Jr., and Charles F. Freeman (all of whom attended at least two-thirds of such meetings). The Board of Directors has established an Audit Committee and an Executive

Committee; it has not established a Nominating Committee. Information about the functions, members and meetings of those committees is set forth below.

         Audit Committee. The Audit Committee recommends engaging and discharging the independent account firms, reviews the examination reports of the Bank's regulatory supervisory agencies, establishes and monitors internal audit procedures, reviews reports of the Bank's Internal Auditor, and conducts surprise audits of the Bank's tellers' and vault cash.. During 1998, the Audit Committee held 20 meetings. In 1998, the members of the Audit Committee were Randy B. Hardee (Chairman), D. Singleton Bailey, Boyd R. Ford, Jr., J. Lavelle Coleman, and William H. Caines.

         Executive Committee. The Executive Committee supervises and reviews the Bank's investment portfolio, the Bank's Asset/Liability Management Policy and Reports, and, in general, reviews the overall operations of the Bank. During 1998, the Executive Committee held 13 meetings. In 1998, the members of the Executive Committee were James R. Clarkson, Randy B. Hardee, Gwyn McCutchen, T. Freddie Moore, and Carroll D. Padgett, Jr.

         Personnel Committee. The Personnel Committee supervises the Bank's adherence to the Personnel Policy, makes recommendations to the Board of Directors as to compensation of the Bank's President, the overall annual salary increases, the employee benefits package, contributions to the employee retirement fund, and staffing requirements. During 1998, the Personnel Committee held 2 meetings. In 1998, the members of the Personnel Committee were D. Singleton Bailey, Russel R. Burgess, Jr., Randy B. Hardee, Gwen G. McCutchen, and Bill G. Page.


         Upon consummation of the Reorganization, the individuals serving as the directors of the Holding Company will be the same individuals serving as the directors of the Bank. As the Holding Company will have a staggered board, Class I Directors (term will expire in 2000) will be D. Singleton Bailey, Franklin C. Blanton, Charles F. Freeman, T. Freddie Moore, and Carroll D. Padgett, Jr.; Class II Directors (term will expire in 2001) will be William H. Caines, James
R. Clarkson, J. Lavelle Coleman, Boyd R. Ford, Jr., and Randy B. Hardee; and Class III Directors (term will expire in 2002) will be Russell R. Burgess, Jr., Tommie W. Grainger, Gwyn G. McCutchen, and Bill G. Page. The only executive officer of the Holding Company will be James R. Clarkson.

                       PRINCIPAL SHAREHOLDERS OF THE BANK

         The following table sets forth as of March 15, 1999, certain information as to those persons who were known to the Bank to be beneficial owners of more than 5% of the Bank's outstanding shares, and as to the Bank's shares beneficially owned by each director and all officers and directors as a group.

                                           NUMBER OF SHARES                PERCENT OF CLASS
BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)            BENEFICIALLY OWNED
----------------                         ---------------------            ------------------

D. Singleton Bailey                              8,074(2)                       1.6%

Franklin C. Blanton                             12,905(3)                       2.6%

Russell R. Burgess, Jr.                            105                          *

William H. Caines                                1,861(4)                       0.4%

James R. Clarkson                                4,865(5)                       1.0%

J. Lavelle Coleman                               3,007                          0.6%

Boyd R. Ford, Jr.                               16,820(6)                       3.4%

Charles F. Freeman                               8,057(7)                       1.6%

Tommie W. Grainger                               2,740                          0.6%

Randy B. Hardee                                  6,101(8)                       1.2%

Gwyn McCutchen                                   4,983(9)                       1.0%

T. Freddie Moore                                 3,378(10)                      0.7%

Carroll D. Padgett, Jr.                          5,101(11)                      1.0%

Bill G. Page                                     2,136                          0.4%


Executive officers and directors                81,360                         16.2%
as a group (17 persons)

*   Less than 0.1%

(1) Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
(2) Includes 5,516 shares held jointly with Cheryl A. Bailey (wife); and 1,690 shares held by Cheryl Bailey (wife) as guardian for Miles Douglas Bailey (son).
(3) Includes 3,498 shares held jointly with wife Nancy T. Blanton; includes 6,641 shares held by Blanton Supplies of Little River, Inc.; 844 shares held by Blanton Supplies of Loris, Inc. (companies which Director controls in excess of 10% ownership); 216 shares held by Eric C. Blanton (son); 614 shares held jointly by Nancy T. Blanton (wife) and Fannie B. Tyler; 536 shares held by Nancy T. Blanton (wife), Individual Retirement Account.
(4)      Includes 38 shares held by Billie Faye Caines (wife).
(5) Includes 2,268 shares held jointly with Teresa N. Clarkson (wife); 1,207 shares held by Teresa N. Clarkson (wife), Individual Retirement Account, 386 shares held jointly with Julie Marie Clarkson (daughter) and Teresa N. Clarkson (wife); 386 shares held jointly with Nancy Lynn Clarkson (daughter) and Teresa N. Clarkson (wife).
(6) Includes 8,786 shares held by Norma Jean Ford (wife); 2,383 shares held by Norma Jean Ford (wife), Individual Retirement Account.
(7)      Includes 337 shares held in the name of Charlotte P. Freeman (wife).
(8) Includes 766 shares held jointly with Wanda L. Hardee (wife) and Arthur Lee Hardee (son); 168 shares held by Wanda L. Hardee (wife).
(9) Includes 2,304 shares held jointly with Lisa H. McCutchen (wife); 630 shares held by Lisa H. McCutchen (wife), Individual Retirement Account and 63 shares held by Lisa H. McCutchen (wife).
(10)     Includes 160 shares held by Ruby Moore (wife).
(11) Includes 1,270 shares jointly with Sandra L. Padgett (wife) and 494 shares held by Sandra L. Padgett (wife), Individual Retirement Account.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Bank's directors, its executive officers and certain individuals are required to report periodically their ownership of the Bank's Common Stock and any changes in ownership to the Federal Deposit Insurance Corporation. Based on a review of Forms 7, 8, and 8A and any representations made to the Bank, it appears that all such reports for these persons were filed in a timely fashion during 1998.


                        RESTRICTIONS ON TRANSFER OF STOCK
                         RECEIVED BY CERTAIN INDIVIDUALS

         Upon completion of the Reorganization, the Holding Company will have 501,385 shares of common stock outstanding, assuming no shareholders exercise their statutory dissenters' rights. The shares issued in the Reorganization will be freely tradable, without restriction or registration under the Securities Act, except for shares issued to "affiliates" of the Bank at the time the Reorganization is submitted to shareholders of the Bank for their approval and shares issued to persons who are or become "affiliates" of the Holding Company. These shares will be subject to resale restrictions under the Securities Act.

         An "affiliate" of a company is defined in Rule 144 under the Securities Act as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the company. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract, or otherwise.

         Securities held by affiliates may be eligible for sale in the open market without registration in accordance with the provisions of Rule 144 promulgated under the Securities Act. In general, under Rule 144 a shareholder (or shareholders whose shares are aggregated) who has beneficially owned for at least one year, but less than two years, shares privately acquired directly or indirectly from the Holding Company or from an "affiliate" (in general, a director, officer or controlling shareholder of the Holding Company), and persons who are affiliates of the Holding Company, are entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the sale and may only sell such shares through unsolicited brokers' transactions. A shareholder who is not an affiliate of the Holding Company and has not been an affiliate for at least 90 days and who has beneficially owned shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations and the other restrictions described above.

         Rule 144 also requires that the securities must be sold in "brokers' transactions," as defined in the Securities Act, and the person selling the securities may not solicit orders or make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities. This requirement may make the sale of the common stock of the Holding Company pursuant to Rule 144 difficult if no trading market develops in the Common Stock. The requirement does not apply to sales of restricted securities held by non-affiliates for at least two years or to sales by persons who were affiliates of the Bank at the time of the shareholder vote on the Reorganization who have held nonrestricted securities for at least two years (if they are not then affiliates of the Holding Company).

         In addition, the protections afforded by Rule 144 are available generally only if the Holding Company meets the requirement that adequate current public information be available with respect to it. That requirement is met generally if the Holding Company (i) has securities registered pursuant to
Section 12 of the Exchange Act or has securities registered pursuant to the Securities Act, and (ii) has been subject to the periodic reporting requirements of the Exchange Act for at least 90 days and has filed all reports required under specified sections of the Exchange Act for the preceding 12 months (or such shorter period as it is required to have filed such reports). The Holding Company will be subject to the registration requirements of the Exchange Act.

         Shares of the Bank's common stock held by affiliates of the Bank are not subject to resale restrictions under the Securities Act because bank stock, unlike stock of a holding company, is accorded exempt status under Section 3(a)(2) of the Securities Act.


                   FINANCIAL STATEMENTS; REPORT ON FORM 10-KSB

         The Bank's annual report to shareholders containing financial statements for the last three years, prepared in accordance with generally accepted accounting principles, accompany this Proxy Statement/Offering Circular. The financial statements are being furnished as supplemental information only. They are not part of this Proxy Statement/Offering Circular and are not incorporated herein by reference. STOCKHOLDERS MAY OBTAIN COPIES OF THE BANK'S ANNUAL REPORT ON FORM 10-KSB REQUIRED TO BE FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION UNDER 12 C.F.R. SS. 335.311 FOR THE YEAR ENDED DECEMBER 31, 1998, FREE OF CHARGE BY REQUESTING SUCH FORM IN WRITING FROM JAMES
R. CLARKSON, 5009 BROAD STREET, LORIS, SOUTH CAROLINA 29596. In addition, 12 C.F.R. Part 350 requires the Bank to designate and make available to the public upon request its Annual Disclosure Statement. The accompanying annual report to shareholders is designated as the Bank's Annual Disclosure Statement and will be made available upon request in person at an office of the Bank or in writing to James R. Clarkson at the address above.


                                  LEGAL MATTERS

         The legality of the shares of common stock of the Holding Company to be issued in the Reorganization has been passed upon by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Tourville, Simpson & Henderson, Certified Public Accountants, to serve as the Bank's independent certified public accountants for 1999. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.


        SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the Bank's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 29, 1999, in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. To ensure prompt receipt by the Bank, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Bank's bylaws relating to shareholder proposals in order to be included in the Bank's proxy materials. Any materials submitted by a shareholder outside the processes of Rule 14a-8 for presentation at the Bank's next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Bank after February 8, 2000.

                              AVAILABLE INFORMATION

         The Bank is, and the Holding Company will be, a reporting company subject to the full informational requirements of the Exchange Act. In accordance therewith, the Bank is required to file reports, proxy statements, and other information with the FDIC. These reports and documents may be obtained by writing the FDIC's Registration, Disclosure and Securities Operations Unit at 550 17th Street, N.W., Room F-6043, Washington, D.C. 20429 or calling 202-898-8913 or by FAX at 202-898-3909. Once the reorganization, if approved by the shareholders, is completed, the Holding Company will file these reports and documents at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C., 20549.


                                  OTHER MATTERS

         The management of the Bank knows of no matters other than those stated above which may be brought before the Annual Meeting. However, if any other matter or matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

                                   APPENDIX A


                  REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE

THIS REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE (the "Reorganization Plan'), dated as of the March 19, 1999, is entered into between Horry County State Bank (the "Bank") and HCSB Financial Corporation (the "Holding Company").

                                    RECITALS:

The parties acknowledge the following to be true and correct:

1. The Bank is a state bank duly organized under the laws of the State of South Carolina and has its principal office and place of business in Loris, South Carolina. The Bank is authorized by its articles of incorporation to issue up to 1,000,000 shares of common stock, par value $5.00 per share, 501,385 shares of which are issued and outstanding.

2. The Holding Company is a corporation duly organized under the laws of the State of South Carolina, having its principal place of business in Loris, South Carolina. As of the Effective Date of the Share Exchange (as such terms are defined below), the Holding Company will have authorized and unissued 10,000,000 shares of common stock of a par value of $0.01 per share. In connection with the formation of the Holding Company, 140 shares of Holding Company common stock will be issued at $10 per share to the existing members of the Board of Directors of the Bank. All such shares will be redeemed at $10 per share upon the Effective Date.

3. The Board of Directors of the Bank and Holding Company desire to establish a holding company structure pursuant to which the Bank will become a wholly-owned subsidiary of the Holding Company.

4. A majority of the entire Board of Directors of each of the Bank and the Holding Company has deemed advisable a share exchange transaction between the Bank and the Holding Company (the "Share Exchange") in order to establish the holding company structure and has approved this Reorganization Plan and authorized its execution.


         In consideration of the premises, the Bank and the Holding Company enter into this Reorganization Plan and prescribe the terms and conditions of the Share Exchange and the mode of carrying it into effect as follows:

                      ARTICLE I: THE ACQUIRING CORPORATION

         The name of the acquiring corporation is HCSB Financial Corporation (the Holding Company). The entity whose shares will be acquired is Horry County State Bank (the Bank).

                ARTICLE II: TERMS AND CONDITIONS OF THE EXCHANGE

1. When the Share Exchange becomes effective, each issued and outstanding share of common stock of the Bank shall be exchanged for one share of common stock of the Holding Company. As a result of the Share Exchange, the Holding Company shall become the sole shareholder of the Bank and the Bank will continue in existence as a wholly-owned subsidiary of the Holding Company. The articles of incorporation, bylaws, corporate identity, charter, and officers and directors of the Bank will not be changed as a result of the Share Exchange. In addition, the 140 shares of Holding Company common stock issued at $10 per share to the existing members of the Board of Directors of the Bank in connection with the formation of the Holding Company will automatically be redeemed by the Holding Company on the Effective Date at $10 per share. Consequently, as a result of the Share Exchange, the existing shareholders of the Bank will become the only shareholders of the Holding Company and the Holding Company will have 501,385 shares of Common Stock issued and outstanding (assuming no exercise of dissenters rights).

2. Consummation of the Share Exchange is conditioned upon approval by holders of two-thirds of the outstanding shares of the Bank as required by law, and upon the receipt of any required approvals from regulatory agencies, including the South Carolina Board of Financial Institutions and the Federal Reserve.

3. The Reorganization Plan shall be submitted to the shareholders of the Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the Articles of Incorporation and Bylaws of the Bank. The Bank and the Holding Company shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Share Exchange at time provided herein.

4. Upon satisfaction of the requirements of law and the conditions contained in this Reorganization Plan, the Share Exchange shall become effective upon the filing of Articles of Share Exchange with the South Carolina Secretary of State (the "Effective Date").

5. If the Share Exchange becomes effective, the Bank and the Holding Company shall each pay their own expenses, if any, incurred in the proposed transaction. If the Share Exchange does not become effective, the Bank shall pay all reasonable and necessary expenses associated with the transaction proposed herein.

6. Any shareholder of the Bank who objects to the Share Exchange and who properly dissents from the Share Exchange pursuant to Chapter 13 of Title 33 of the Code of Laws of South Carolina shall have the rights of a "dissenting shareholder" and the right to receive cash for the value of such dissenting shares.



               ARTICLE III: MANNER AND BASIS OF EXCHANGING SHARES

         On the Effective Date:

1. Each share of common stock of the Bank issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, be converted into the right to receive one share of capital stock of the Holding Company.

2. Each holder of common stock of the Bank shall cease to be a shareholder of the Bank and the ownership of all shares of the issued and outstanding common stock of the Bank shall thereupon automatically vest in the Holding Company as the acquiring corporation.

3. As of the Effective Date, until surrendered for exchange in accordance with this Reorganization Plan, each certificate theretofore representing common stock of the Bank will be deemed to evidence the right to receive Holding Company stock. However, shareholders who do not surrender their Bank stock certificates will not be issued certificates representing the shares of Holding Company common stock they may be entitled to receive and will not be paid dividends or other distributions. Any such dividends or distributions which such shareholders would otherwise receive will be held, without interest, for their accounts until surrender of their Bank stock certificates. The Holding Company shall not be obligated to deliver certificates for shares of Holding Company common stock to any former Bank shareholder until such shareholder surrenders his or her Bank stock certificates.

4. After the Effective Date, the Bank's shareholders will be furnished instructions for surrendering their present stock certificates and for replacing any lost, stolen or destroyed certificates.


                            ARTICLE IV: TERMINATION

         The Reorganization Plan may be terminated, in the sole discretion of the Bank's Board of Directors, at any time before the Effective Date if:

                  (1) the number of shares of common stock of the Bank voted against the Share Exchange, or in respect of which written notice is given purporting to dissent from the Share Exchange, shall make consummation of the Share Exchange unwise in the opinion of the Bank's Board of Directors;

                  (2) any act, suit, proceeding or claim relating to the Share Exchange has been instituted or threatened before any court or administrative body; or

                  (3) the Bank's Board of Directors subsequently determines that the Share Exchange is inadvisable.

         Upon termination by written notice as provided in this Article IV, this Reorganization Plan shall be void and of no further effect, and there shall be no liability by reason of this Reorganization Plan or the termination thereof on the part of either the Bank, the Holding Company, or the directors, officers, employees, agents or shareholders of either of them.


         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Reorganization Plan to be executed and attested in counterparts by their duly authorized officers and directors, and their corporate seals to be hereunto affixed as of the day and year first above written.

                                      HORRY COUNTY STATE BANK


                                      By:
                                         -------------------------------------
                                              James R. Clarkson, President


                                      HCSB FINANCIAL CORPORATION


                                      By:
                                         -------------------------------------
                                             James R. Clarkson, President

                                   APPENDIX B

            CHAPTER 13 OF THE SOUTH CAROLINA BUSINESS CORPORATION ACT


SECTION 33-13-101.  DEFINITIONS.
In this chapter:
(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.
(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.
(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.
(7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102.  RIGHT TO DISSENT.
(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:
         (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;
         (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;
         (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;
         (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
                  (i) alters or abolishes a preferential right of the shares;
                  (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
                  (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                  (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                  (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or
         (5) in the case of corporations which are not public corporations, the approval of a control share acquisition under Article 1 of Chapter 2 of Title 35;
         (6) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
(b) Notwithstanding subsection (a), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.
(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.
(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

SECTION 33-13-200.  NOTICE OF DISSENTERS' RIGHTS.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in
         Section 33-13-220.

SECTION 33-13-210.  NOTICE OF INTENT TO DEMAND PAYMENT.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.
(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220.  DISSENTERS' NOTICE.
(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).
(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:
         (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

         (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

         (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' right on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;
         (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and
         (5)      be accompanied by a copy of this chapter.

SECTION 33-13-230.  SHAREHOLDERS' PAYMENT DEMAND.
(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.
(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240.  SHARE RESTRICTIONS.
(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under
         Section 33-13-260.
(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250.  PAYMENT.
(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with
         Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
(b)      The payment must be accompanied by:
         (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;
         (3)      an explanation of how the interest was calculated;
         (4) a statement of the dissenter's right to demand additional payment under Section 13-33-280; and (5) a copy of this chapter.

SECTION 33-13-260.  FAILURE TO TAKE ACTION.
(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270.  AFTER-ACQUIRED SHARES.
(a) A corporation may elect to withhold payment required by Section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.
(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under
         Section 33-13-280.

SECTION 33-13-280.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:
         (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;
         (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or
         (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.
(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

SECTION 33-13-300.  COURT ACTION.
(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b) The corporation shall commence the proceeding in the circuit court of the county where corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.
(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310.  COURT COSTS AND COUNSEL FEES.
(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.
(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
         (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or
         (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
(d)      In a proceeding commenced by dissenters to enforce the liability under
         Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                             HORRY COUNTY STATE BANK
                          TO BE HELD ON APRIL 22, 1999



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Hoyt J. Hardee and Larry G. Floyd, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Horry County State Bank that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the bank to be held at the Loris Community Hospital Center for Health & Fitness, 3207 Casey Street, Loris, South Carolina 29569, on April 22, 1999 at 7:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO APPROVE THE REORGANIZATION AGREEMENT AND PLAN OF EXCHANGE WITH HCSB FINANCIAL CORPORATION; AND (II) "FOR" PROPOSAL NO. 2 TO ELECT THE 14 DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR ONE-YEAR TERMS.

1. PROPOSAL to approve the Reorganization Agreement and Plan of Exchange with HCSB Financial Corporation.

                   [ ]  FOR              [ ] AGAINST          [ ] ABSTAIN



2. PROPOSAL to elect the 14 identified directors to serve for one-year terms.

            D. Singleton Bailey                Charles F. Freeman
            Franklin C. Blanton                Tommie W. Grainger
            Russell R. Burgess, Jr.            Randy B. Hardee
            William H. Caines                  Gwyn G. McCutchen
            James R. Clarkson                  T. Freddie Moore
            J. Lavelle Coleman                 Carroll D. Padgett, Jr.
            Boyd R. Ford, Jr.                  Bill G. Page

            [ ]  FOR all nominees                  [ ]  WITHHOLD AUTHORITY
                 listed (except as marked to            to vote for all nominees
                 the contrary)

            (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

                                    Dated:                             , 1999
                                          -----------------------------


                                    -------------------------------------------
                                    Signature of Shareholder(s)


                                    -------------------------------------------
                                    Signature of Shareholder(s)

                                    Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.